UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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CSW INDUSTRIALS, INC.

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Notice of 2025 Annual Meeting of Shareholders

August 28, 2025

12:30 p.m, Central Time

Virtual Meeting

www.virtualshareholdermeeting.com/CSW2025

This Notice, the accompanying Proxy Statement, our Annual Report on Form 10-K for the year ended March 31, 2025, and the form of proxy card or the Notice of Internet Availability of Proxy Materials, are first being mailed on or about July 17, 2025 to shareholders of record of the common stock of CSW Industrials, Inc. (the “Company”) as of the close of business on July 10, 2025.

At the Annual Meeting, shareholders will vote on the following matters:

•  the election of eight director nominees to serve a one-year term expiring at the 2026 annual meeting of shareholders;

•  the approval, on an advisory basis, of the Company’s executive compensation, or the “Say on Pay” vote;

•  the ratification of Grant Thornton LLP’s appointment to serve as the Company’s independent registered public accounting firm for fiscal year 2026; and

•  the transaction of any other business properly presented at the Annual Meeting.

The accompanying Proxy Statement contains other important information that you should read and consider before you vote. For additional related information, please refer to the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 28, 2025” in the accompanying Proxy Statement.

Your vote is important. Even if you plan to attend the Annual Meeting, please vote your shares promptly! Thank you in advance for voting and for your support of the Company.

VOTE IN ONE OF FOUR WAYS:
Internet Visit the website shown on the Notice of Internet Availability of Proxy Materials or proxy card
By Telephone Call the telephone number shown on your proxy card
By Mail Complete, sign, date and return your proxy card in the envelope provided
At The Meeting Visit www.virtualshareholdermeeting.com/CSW2025 and follow the instructions.
If your shares are held by a bank, broker or other holder of record, please refer to their instructions to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD AUGUST 28, 2025: This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,
Joseph B. Armes Chairman, CEO and President	Luke E. Alverson Senior Vice President, General Counsel and Secretary

July 17, 2025

| 2025 Proxy Statement	i

Our Company

Investment Thesis

Growth exceeding end markets served	• Total revenue CAGR of 14.1% from FY16 through FY25 • Organic revenue CAGR of 8.7% from FY16 through FY25 • Total adjusted EBITDA CAGR of 16.5% from FY16 through FY25
Robust margin profile	• 44.1% adjusted Gross Profit Margin annual average FY16 through FY25 • 22.5% adjusted EBITDA Margin annual average FY16 through FY25
Strong financial position	• $564M available on our $700M revolving credit facility, and $33M cash on hand • $227.9M TTM adjusted EBITDA, and 25.9% adjusted EBITDA margin as a percent of revenue
Experienced leadership team	• Dedicated to enhancing shareholder value • Committed to exemplifying CSW’s culture and values
Driving long-term shareholder value	• ~$1.0B cumulative investment in acquisitions completed from FY16 to date • ~$227M cash returned to shareholders since 3Q18, in the form of dividends and share repurchases

| 2025 Proxy Statement	1

Our Company

Fiscal 2025 Financial Highlights

Fiscal 2025 Financial Highlights

Our stated approach to driving sustainable growth and long-term shareholder value via a strategy that combines organic and inorganic growth once again enabled us to deliver record results in fiscal 2025. These results were achieved against a backdrop of mixed key end markets and increasing macroeconomic volatility, ultimately surpassing the impressive results of the prior year. Throughout fiscal 2025, we efficiently allocated capital on a risk-adjusted returns basis, including our continued identification, pursuit, and completion of accretive acquisitions. We also grew our operating results to record levels, drove cash flow conversion, and delivered solid growth in shareholder value. Importantly, we achieved all of this while remaining committed to our distinctive employee-centric culture, where we are committed to fostering a culture of respect where we focus on recruiting and retaining great talent, offering rewarding careers, and recognizing team members who excel while providing the opportunity for a safe, secure, and dignified retirement.

Financial and Operational Performance

We achieved the following financial results in fiscal 2025 (comparisons to fiscal 2024):
Revenues $878.3m +10.8%	Adjusted EBITDA* $227.9m +13.9%
Adjusted EPS* $8.41 +20.0%	Operating Cash Flow $168.4m +2.5%
* EBITDA is comprised of earnings (net income) before interest, taxes, depreciation and amortization. Please see GAAP and Non-GAAP Reconciliations in Exhibit A.

2	| 2025 Proxy Statement

Our Company

Governance Highlights

Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Director Independence	• Seven of our eight director nominees are independent • Our CEO is our only management director

Board Composition

•  All board members are elected annually

•  The Board annually assesses and evaluates its performance and the performance of its committees

•  The Nominating & Corporate Governance Committee leads the full Board in considering board member competencies in light of Company strategy

•  Our Corporate Governance Guidelines maintain an age-based retirement limit for directors at age 73

•  Our directors have a diverse mix of backgrounds, qualifications, skills, and experiences that we believe contribute to a well-rounded Board that is positioned to effectively oversee our strategy

•  38% of our director nominees are female and/or diverse

Board Committees	• We have three committees — Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors

Leadership Structure

•  Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•  Our lead independent director chairs executive sessions of the independent directors, among other duties

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (“ESG”) Program

Risk Oversight

•  Our Board is responsible for enterprise risk oversight and has committees designated to oversee specific key risks

•  Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (“ERM”) Program for the assessment and mitigation of key risks

Open Communication

•  We encourage open communication and strong working relationships among the lead independent director, Chairman, and other directors

•  Our directors have direct and unrestricted access to management and other employees

Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

| 2025 Proxy Statement	3

Proxy Statement Summary

This summary highlights selected information that is discussed in more detail elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement and the Annual Report on Form 10-K for the year ended March 31, 2025 carefully before voting.

References in this Proxy Statement to “we,” “us,” “our,” “the Company,” and “CSW” refer to CSW Industrials, Inc. and its consolidated subsidiaries.

Information About the Annual Meeting (page 75)

Time and Place

Time and Date 12:30 p.m., Central Time Thursday, August 28, 2025	Location Via live webcast at www.virtualshareholdermeeting.com/CSW2025	Record Date July 10, 2025

How to Vote

Via the Internet Visit the website shown on the Notice of Internet Availability of Proxy Materials or proxy card	By Telephone Call the telephone number shown on your proxy card	By Mail Complete, sign, date, and return your proxy card in the envelope provided	At the Meeting Visit www.virtualshareholdermeeting.com/ CSW2025

Voting Matters and Board Recommendations

Proposal	Board Recommendation	Page

1. Election of Directors	FOR each Director Nominee	9

2. Advisory Vote on Executive Compensation	FOR	30

3. Ratification of Independent Public Accounting Firm	FOR	70

We may also transact any other business that may properly come before the Annual Meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration other than the matters described in this Proxy Statement.

4	| 2025 Proxy Statement

Proxy Statement Summary

Shareholder Engagement

Shareholder Engagement

We are actively engaged with our investors. Our senior leaders participate in numerous industry and analyst conferences throughout the year, and we have dedicated resources to engage with all shareholders through a variety of mediums. This focus on engagement was again demonstrated in the context of executive compensation matters, which is discussed further within the “Compensation Discussion and Analysis” section of this Proxy Statement. The table below summarizes our engagement efforts in fiscal 2025.

In fiscal 2025, we met with investors representing	How we engage with investors	Topics regularly discussed with investors
54% of our outstanding shares

We engage with analysts and shareholders through investor and analyst conferences, quarterly earnings calls, our investor relations website, and individual visits, meetings, and calls

We regularly report our investors’ views, comments, and concerns to our Board of Directors, and all of our Board committees consider these perspectives in conducting committee business

•   Capital allocation

•   Strategy and risk management

•   Macro trends and long-term outlook

•   Financial performance

•   Segment performance

•   Corporate governance

•   Senior leadership team

•   Employee engagement

•   Margin leverage

•   Executive compensation

•   Environmental and sustainability matters

70% of our actively held shares
90% of our top 20 active investors

Board of Directors Highlights (page 10)

Eight of our current nine board members are nominated for re-election at the Annual Meeting, as Mr. Swartz is retiring from the board at the conclusion of the Annual Meeting. As shown below, our eight director nominees strengthen our Board with their varied professional backgrounds and experiences.

| 2025 Proxy Statement	5

Proxy Statement Summary

Board of Directors Highlights

Current Directors

Mr. Swartz, who was one of our inaugural directors when we became an independent public company in September 2015, is retiring effective at the conclusion of the 2025 Annual Meeting. We thank Mr. Swartz for his ten years of distinguished service to the Company.

					Committee Memberships

Name	Age	Director Since	Occupation	Independent	Audit	Comp & Talent Dev	Nom & Gov

Joseph B. Armes	63	2015	Chairman, CEO and President, CSW Industrials, Inc.

Darron K. Ash	60	2024	CEO, Sammons Enterprises, Inc.	●	●	●

Michael R. Gambrell	71	2015	Former EVP, The Dow Chemical Company	●

Bobby Griffin	58	2021	Chief Diversity & Inclusion Officer, Rockwell Automation	●		●	●

Terry L. Johnston	67	2017	Former EVP and COO, Commercial Segment, Lennox International	●	●		●

Linda A. Livingstone, Ph.D.	65	2015	President, Baylor University	●		●	●

Anne B. Motsenbocker	63	2022	Former Managing Director, J.P. Morgan Chase	●

Robert M. Swartz(1) (Lead Independent Director)	73	2015	Former EVP and COO, Glazer’s Inc.	●	●		●

J. Kent Sweezey	72	2016	Founding Partner, Turnbridge Capital, LLC	●	●

Denotes Chair

(1)	Not nominated for reelection at the 2025 Annual Meeting due to planned retirement pursuant to the age limitation provision in our Corporate Governance Guidelines.

6	| 2025 Proxy Statement

Proxy Statement Summary

Executive Compensation Highlights

Executive Compensation Highlights (page 33)

Executive Compensation Program Objectives and Elements

Our executive compensation program is designed for one purpose: to support and enable execution of CSW’s growth strategy. To accomplish this purpose, we have adopted the following key executive compensation objectives:

Align Long-Term Executive and Shareholder Interests	Reward Current Performance	Drive Future Performance	Attract and Retain Key Leaders

Our executive compensation program is composed of the following foundational elements to accomplish our objectives:

Pay Element	Form	Compensation Objective Addressed

Base Salary	Cash	Reward Current Performance

Attract and Retain

Annual Incentive	Performance Cash Opportunity	Shareholder Alignment

Reward Current Performance

Attract and Retain

Long-Term Equity Incentive	Performance Shares	Shareholder Alignment

	NEO average target grant value	Drive Future Performance
Attract and Retain

	Restricted Stock	Shareholder Alignment

	NEO average target grant value	Drive Future Performance
Attract and Retain

| 2025 Proxy Statement	7

Proxy Statement Summary

Executive Compensation Highlights

Fiscal 2025 Executive Target Compensation Mix

The Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices in furtherance of our objectives. The following table summarizes these practices.

What We Do	What We Don’t Do

Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted

Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross ups

Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without shareholder approval

Have double trigger requirements on cash payments following a change in control	No perquisites offered, other than those generally provided to all employees

Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards

Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans

Engage independent compensation consultants	No supplemental executive retirement plans

Maintain an incentive compensation “clawback” policy

8	| 2025 Proxy Statement

Proposal 1:

Election of Directors

The Company’s Board currently consists of nine directors. Robert Swartz will retire from the Board effective at the conclusion of the 2025 Annual Meeting, as he has reached the mandatory retirement age of 73 under our Corporate Governance Guidelines. Mr. Swartz is one of our inaugural directors and has served as our lead independent director since we became an independent public company in September 2015. Mr. Swartz has contributed meaningfully to making the Company what it is today, and we thank Mr. Swartz for his ten years of distinguished service and the leadership he has provided to the Company during his tenure.

The Board has nominated Joseph Armes, Darron Ash, Michael Gambrell, Bobby Griffin, Terry Johnston, Linda Livingstone, Anne Motsenbocker, and Kent Sweezey, whose terms of office are expiring at this 2025 Annual Meeting, to serve a one-year term that will expire at the 2026 annual meeting of shareholders. Immediately following the vote for election of directors at the 2025 Annual Meeting, the number of directors on the Board will be reduced from nine to eight.

All nominees were elected by shareholders at the 2024 annual meeting. Biographical information regarding the nominees is provided on the following pages.

Required Vote and Recommendation

Our Bylaws provide that, in an uncontested election, each director nominee be elected by a majority of the votes cast in person or represented by proxy. This means that the number of shares cast “for” a nominee’s election must exceed the number of votes “withheld” from that nominee. If this were a contested election, the directors would be elected by a plurality of the votes cast, meaning the nominees receiving the largest number of “for” votes would be elected. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

Our Corporate Governance Guidelines provide that in an uncontested election, any incumbent director who does not receive the affirmative vote of a majority of the votes cast must tender his or her resignation promptly after such election. The remaining independent directors of the Board, giving due consideration to the best interests of CSW and our shareholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after election results are certified, on whether to accept the tendered resignation. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you withhold authority to vote for any one or more of the nominees. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute nominee. The nominees have indicated their willingness to serve as directors, and we have no reason to believe the nominees will not be able to stand for re-election.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES TO SERVE AS DIRECTORS.

| 2025 Proxy Statement	9

Proposal One: Election of Directors

Nominees for Election

Nominees for Election

	88% Independence	38% Diversity	6.8 Average Tenure	64.9 Average Age
7/8		3/8 gender or racially diverse	5/8 five or more years	1/8 59 and under 3/8 60-64 2/8 65-69 2/8 70-73

What We Look for in Director Candidates

Before considering director nominee candidates, the Nominating & Corporate Governance Committee (“N&CG Committee”) assesses whether the Board’s current size and composition are appropriate and whether any vacancies on the Board are expected due to retirement, age limits, or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the N&CG Committee utilizes a variety of methods for identifying and evaluating possible nominees.

The Company’s Corporate Governance Guidelines establish the criteria for board membership. As a starting point, the N&CG Committee assesses a director candidate’s judgment, skill, diversity, integrity, experience with business and other organizations of comparable size, and the interplay of the candidate’s experience with the experience of current board members. In evaluating these characteristics, and including diversity, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience, and cultural viewpoint, as well as more categorical diversity metrics, such as race and ethnicity, gender, and age. The Board considers whether this evaluation process is effective in promoting diversity during its annual self-evaluation process.

How We Identify Director Candidates

The Board considers various potential director candidates who come to the Board’s attention through professional search firms, current Board members, shareholders, or other sources. A shareholder who wants to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s Bylaws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the N&CG Committee. The N&CG Committee facilitates the director candidate evaluation process and may require any shareholder-recommended candidate to furnish such other information as may reasonably be required to determine the candidate’s eligibility or to assist in evaluating the candidate. The N&CG Committee also may require the submission of a fully completed and signed questionnaire for directors and executive officers on the Company’s standard form and a written consent by the shareholder-recommended candidate to serve as a director, if so elected.

All identified candidates, including shareholder-recommended candidates, are evaluated by the N&CG Committee and the full Board using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the N&CG Committee’s and the full Board’s assessment of the Company’s needs and current situation.

10	| 2025 Proxy Statement

Proposal One: Election of Directors

Nominees for Election

Nominee Skill Sets

Executive Leadership

Finance/Accounting

Industry/End Market Knowledge

Corporate Development & Strategy

Risk Management

Cybersecurity and Information

Global Business

Sales & Marketing

Corporate Governance

Human Capital Management
= Experience
= Expertise

| 2025 Proxy Statement	11

Proposal One: Election of Directors

Nominees for Election

Nominee Biographies

Joseph B. Armes

Chairman, CEO and President, CSW Industrials

Professional Highlights

Mr. Armes has served as Chief Executive Officer and Chairman of the Board of the Company since September 2015, and as President of the Company since February 2018. Prior to the Company’s spin-off in September 2015 from Capital Southwest Corporation, Mr. Armes served as the Chief Executive Officer and President of Capital Southwest Corporation from June 2013 to September 2015, and as Chairman of the Board from January 2014 through August 2017.

Key Skills and Qualifications

We believe Mr. Armes is well qualified to serve as a director due to his position as the Company’s Chief Executive Officer, which provides the Board with knowledge of the Company’s day-to-day operations. Mr. Armes also has broad executive and board leadership experience, finance and accounting expertise, compliance and governance expertise, and corporate development experience, all of which support the Company’s strategic growth plans.

Other Public Company Directorships

•   Switchback Energy Acquisition Corp. (2019-2021)

•   RSP Permian, Inc. (2013-2018)

•   Capital Southwest Corporation (2013-2017)

Age: 63 Director Since: September 2015 CSW Board Committee(s): • None

Darron K. Ash

CEO, Sammons Enterprises, Inc.

Professional Highlights

Mr. Ash has served as Chief Executive Officer of Sammons Enterprises, Inc., a diverse global holding company, since January 2023. Mr. Ash joined Sammons Enterprises in June 2006 as its Chief Financial Officer, and in June 2015 was appointed to the Executive Committee of Sammons Enterprises’ board of directors, on which he continues to serve. From June 2015 to February 2024, Mr. Ash served as Chairman and Chief Executive Officer of Sammons Industrial, which is the parent company of Sammons Enterprises’ industrial investments and operating companies. Mr. Ash began his career in public accounting, and prior to joining Sammons Enterprises, he served in financial leadership roles in the private equity, consumer products manufacturing, professional services, and real estate sectors.

Key Skills and Qualifications

We believe Mr. Ash is well qualified to serve as a director due to his executive and board leadership experience and his deep financial and operational expertise. Mr. Ash’s experience and expertise leading complex, global organizations, as well as his corporate development experience and investment acumen, provides the Board with unique insight into the Company’s growth opportunities and positions him well to support the Company’s growth strategy and manufacturing optimization focus.

Age: 60 Director Since: June 2024 INDEPENDENT CSW Board Committee(s): • Audit • Compensation & Talent Development

12	| 2025 Proxy Statement

Proposal One: Election of Directors

Nominees for Election

Michael R. Gambrell

Former EVP, The Dow Chemical Company

Professional Highlights

Mr. Gambrell had a 37-year career at The Dow Chemical Company, a publicly traded chemicals company (now Dow, Inc.), most recently serving as an Executive Vice President and an advisor to the Chairman and CEO of Dow. During his time at Dow, Mr. Gambrell served on the company’s Executive Leadership Committee, Strategy Board, Sustainability Team, and Geographic Leadership Council, and he was an ex officio member of the Board’s Environment, Health and Safety Committee. In 2012, Mr. Gambrell founded GamCo, LLC, a privately-held company providing advisory services to public, private equity, and start-up companies as well as non-profit organizations. He served as Chairman of the Campbell Institute from 2012 to 2015, and as a director and member of the Executive Committee and Strategic Planning Committee of the National Safety Council from 2011 to 2015.

Key Skills and Qualifications

We believe Mr. Gambrell is well qualified to serve as a director due to his executive and board leadership experience and his extensive knowledge of the chemicals industry, which provide a global perspective and deep understanding of the Company’s products, customers, end markets, competitive landscape, and operational challenges and opportunities. In addition, Mr. Gambrell has extensive corporate development experience and integration expertise, as well as knowledge and experience in addressing health, safety and environmental issues, which provides the Board unique insight into the Company’s strategic growth plans.

Other Public Company Directorships

•   TRW Automotive Inc. (2007-2015)

Age: 71 Director Since: September 2015 INDEPENDENT CSW Board Committee(s): • Nominating & Corporate Governance (Chair)

Bobby Griffin

Chief Diversity & Inclusion Officer,
Rockwell Automation

Professional Highlights

Mr. Griffin has served as Chief Diversity & Inclusion Officer of Rockwell Automation, Inc. since February 2021. Prior to that role and beginning in 2017, Mr. Griffin served as Vice President of Diversity and Inclusion at CBRE Group, Inc., and prior to that served as Global Director of Diversity and Inclusion at Flowserve Corporation. Additionally, Mr. Griffin held various human resources and business partner leadership positions in Fortune 100 companies, including Coca-Cola Enterprises and Merck & Co.

Key Skills and Qualifications

We believe Mr. Griffin is well qualified to serve as a director due to his notable expertise in corporate culture, organizational health, diversity & inclusion, talent management, leadership development, and compensation and benefits, which provides the Board a valuable perspective on the Company’s core values and employee-centric culture. His experience also provides strategic insight into the Company’s leadership development, human capital management, and organizational design opportunities in support of the Company’s strategic growth plans.

Age: 58 Director Since: December 2021 INDEPENDENT CSW Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance

| 2025 Proxy Statement	13

Proposal One: Election of Directors

Nominees for Election

Terry L. Johnston

Former EVP & COO, Commercial Segment,
Lennox International

Professional Highlights

Mr. Johnston was Executive Vice President and Chief Operating Officer of the Commercial Segment of Lennox International Inc., a leading international provider of heating and cooling systems and technologies for residential and commercial applications, from 2013 until October 2019. Before assuming that position, Mr. Johnston held roles of increasing responsibility with Lennox International from the time he joined the company in 2001. Prior to his time with Lennox International, Mr. Johnston spent 20 years with General Electric Company, serving primarily in marketing and commercial leadership roles.

Key Skills and Qualifications

We believe Mr. Johnston is well qualified to serve as a director due to his executive leadership experience and extensive knowledge of the Company’s served industrial markets. In addition, Mr. Johnston has extensive global experience, strategic planning experience, and operational and commercial expertise, which provides the Board with a global perspective and positions him well to support the Company’s growth strategy and manufacturing optimization focus.

Age: 67 Director Since: January 2017 INDEPENDENT CSW Board Committee(s): • Audit • Nominating & Corporate Governance

Linda A. Livingstone, Ph.D.

President, Baylor University

Professional Highlights

Dr. Livingstone is President of Baylor University, a position she has held since June 2017. From August 2014 through May 2017, she served as Dean of The George Washington University School of Business, and she previously served as Dean of the Graziadio School of Business and Management at Pepperdine University for twelve years. Dr. Livingstone began her academic career at Baylor University, where she served for eleven years as an Assistant and then Associate Professor of Management, which included serving for four years as Associate Dean for Graduate Programs. Dr. Livingstone currently serves on the board of directors and as a member of the Executive Committee for each of the American Council on Education and the Big 12 Conference. She also serves on the NCAA Board of Governors and the NCAA Division 1 board of directors, as well as the board of directors of Independent Colleges and Universities of Texas. It is anticipated that Dr. Livingstone will assume the role of lead independent director upon reelection at the 2025 Annual Meeting.

Key Skills and Qualifications

We believe Dr. Livingstone is well qualified to serve as a director due to her extensive executive leadership experience, as well as experience as an administrator and educator in the field of business administration, all of which provide the Board a valuable perspective on organizational development, corporate governance, information security, executive compensation, and leadership development matters.

Age: 65 Director Since: September 2015 INDEPENDENT CSW Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance

14	| 2025 Proxy Statement

Proposal One: Election of Directors

Nominees for Election

Anne B. Motsenbocker

Former Managing Director, J.P. Morgan Chase

Professional Highlights

Ms. Motsenbocker is a former Managing Director of J.P. Morgan Chase, a global financial services company. She retired from J.P. Morgan Chase in February 2021 after a 36-year career with the firm, serving most recently as Managing Director and functional CEO of the Southwest Region of the Commercial Bank. Prior to that position, she held roles of increasing responsibility at J.P. Morgan Chase, including National Head of Multinational Corporations, President of Dallas Region Middle Market Bank, and Head of the Dallas Region of the Private Bank. From 2016 to 2022, Ms. Motsenbocker was a director of Children’s Health System of Texas, where she served as the chair of the HR and Compensation Committee and as a member of the Audit Committee. She also serves on the boards of the National Kidney Foundation, United Way Foundation of Metropolitan Dallas, NACD North Texas Chapter, and Economic Mobility Center.

Key Skills and Qualifications

We believe Ms. Motsenbocker is well qualified to serve as a director due to her executive and board leadership experience and her strategic and financial acumen. Ms. Motsenbocker’s extensive experience in advising companies in the development and implementation of capital strategies, managing risk, achieving operational excellence, and growing organically and inorganically positions her well to support the Company’s strategic growth plans.

Other Public Company Directorships

•   U.S. Physical Therapy, Inc. (2022-Present)

Age: 63 Director Since: June 2022 INDEPENDENT CSW Board Committee(s): • Audit (Chair)

J. Kent Sweezey

Founding Partner, Turnbridge Capital, LLC

Professional Highlights

Mr. Sweezey is a founding partner of Turnbridge Capital, LLC, an energy services, equipment and infrastructure-focused private equity firm, which was founded in 2008. Prior to co-founding Turnbridge Capital, Mr. Sweezey served as the Managing Partner of Centre Southwest Partners, LLC, a middle-market private equity firm focused primarily on energy services and equipment-related investments. Prior to his time with Centre Southwest Partners, Mr. Sweezey was with Donaldson, Lufkin & Jenrette (“DLJ”) and its successor firm, Credit Suisse First Boston, where he focused on transactions in the energy sector, as well as in the consumer products, building products, and manufacturing sectors. Mr. Sweezey was also involved in DLJ’s early principal investing activities through its investments in Seven-Up Company, Dr Pepper/Seven-Up Companies, and Dr Pepper Bottling Company of Texas, where he served on the board of directors from 1989 to 1999.

Key Skills and Qualifications

We believe Mr. Sweezey is well qualified to serve as a director due to his executive leadership experience, strategic acquisition and financial expertise, and governance expertise. His extensive experience in corporate development matters positions him well to support the execution of the Company’s growth strategy and capital allocation plans.

Age: 72 Director Since: December 2016 INDEPENDENT CSW Board Committee(s): • Audit • Compensation & Talent Development (Chair)

| 2025 Proxy Statement	15

Proposal One: Election of Directors

Nominees for Election

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors satisfy applicable independence requirements set forth in New York Stock Exchange (the “NYSE”) listing rules and under applicable law(1). Only those directors who have no material relationship with the Company (except in their role as a director) are deemed independent. The Board has determined that, other than Mr. Armes, who is the Company’s Chairman, Chief Executive Officer and President, each member of the board meets the independence standards set forth in the applicable rules of the Securities and Exchange Commission (the “SEC”) and the NYSE.

(1)

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2025, we voluntarily transferred our stock exchange listing to NYSE from Nasdaq. The listing and trading of the Company’s common stock on Nasdaq ended at market close on June 6, 2025, and listing and trading on the NYSE began at market open on June 9, 2025.

16	| 2025 Proxy Statement

Corporate Governance

Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Director Independence	• Seven of our eight director nominees are independent • Our CEO is our only management director

Board Composition

•  All board members are elected annually

•  The Board annually assesses and evaluates its performance and the performance of its committees

•  The Nominating & Corporate Governance Committee leads the full Board in considering board member competencies in light of Company strategy

•  Our Corporate Governance Guidelines maintain an age-based retirement limit for directors at age 73

•  Our directors have a diverse mix of backgrounds, qualifications, skills, and experiences that we believe contribute to a well-balanced Board that is positioned to effectively oversee our strategy

•  38% of our director nominees are female and/or diverse

Board Committees	• We have three committees – Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors

Leadership Structure

•  Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•  Our lead independent director chairs executive sessions of the independent directors, among other duties

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (“ESG”) Program

Risk Oversight

•  Our Board is responsible for enterprise risk oversight and has committees designated to oversee specific key risks

•  Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (“ERM”) Program for the assessment and mitigation of key risks

Open Communication

•  We encourage open communication and strong working relationships among the lead independent director, Chairman, and other directors

•  Our directors have direct and unrestricted access to management and other employees

Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

Board and Committee Structure

Board Leadership Structure

The Board’s current leadership structure is characterized by:

•	An engaged, qualified, and independent board;

•	A combined Chairman of the Board and Chief Executive Officer;

•	An independent, highly experienced lead independent director with well-defined responsibilities that support and facilitate the Board’s oversight responsibilities; and

•	A strong committee structure consisting entirely of independent directors with well-defined authority and risk oversight responsibilities.

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Corporate Governance

Board and Committee Structure

Mr. Swartz has served as the lead independent director since 2015. In connection with Mr. Swartz’s planned retirement, it is anticipated that Dr. Linda Livingstone will be appointed as the new lead independent director effective at the conclusion of the 2025 Annual Meeting. The lead independent director serves an important leadership and oversight role by providing input on the Board’s annual schedule and collaborating with the Chairman and CEO on the agendas for all board meetings. Additionally, the lead independent director provides support and advice to the Chairman and CEO, reinforcing the CEO’s reporting relationship and accountability to the Board.

The Board believes it is important to retain flexibility to allocate the responsibilities of the positions of Chairman of the Board and Chief Executive Officer in a manner that it believes is in the best interests of the Company and its shareholders. The Board does not have a policy mandating that the Chief Executive Officer should or should not also serve as Chairman. Rather, the Board considers this issue as part of the CEO succession planning process, and the decision is based on its evaluation of current circumstances and the needs of the Company at the time it is considering candidates for the CEO role. Based on Mr. Armes’ significant knowledge of the Company, the Board has concluded that combining the roles of Chairman and Chief Executive Officer, along with the presence of a strong lead independent director, is in the best interests of the Company and its shareholders at this time to promote the pursuit of the Company’s business objectives and strategic growth plans.

Lead Independent Director Responsibilities

•   Provide leadership to the independent directors

•   Provide support and advice to the Chairman and CEO

•   Preside over executive sessions of the independent directors

•   Chair meetings of the Board in the absence of the Chairman of the Board

• Collaborate with the Chairman and CEO on board meeting agendas • Oversee director recruiting • Collaborate with the N&CG Committee on the Board’s self-evaluation processes

Board Committees

The Board maintains an Audit Committee, a Compensation & Talent Development Committee (“Compensation Committee”), and a N&CG Committee. Only independent directors are eligible to serve on these standing board committees. Each committee is governed by a written charter, all of which are available on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance.”

The Board has determined that all members of all committees meet the independence standards of the SEC and the NYSE, including the heightened independence requirements for certain committee members.

Audit Committee

Members and Other Information	Primary Oversight Responsibilities

Committee Chair: Anne Motsenbocker Other Members: Darron Ash Terry Johnston Robert Swartz Kent Sweezey

•  Engage and oversee, including the qualifications, independence and performance of, the Company’s independent registered public accounting firm

•  Approve all audit engagement fees and terms, including all non-audit services, provided by the Company’s independent registered public accounting firm

•  Oversee the adequacy and integrity of the Company’s financial statements, financial reporting, and disclosures

•  Oversee internal controls matters, which includes information security and cybersecurity risk

•  Oversee and monitor the performance of the Company’s internal audit function

•  Oversee the Company’s ethics and compliance program

•  Oversee management’s administration of the Enterprise Risk Management program

•  Oversee the Company’s compliance with legal and regulatory requirements relating to financial reporting

5 Meetings in Fiscal 2025

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Corporate Governance

Board and Committee Structure

The Board has determined that Ms. Motsenbocker, Mr. Ash, and Mr. Swartz qualify as audit committee financial experts under SEC rules. The Board has also determined that all members of the Audit Committee are financially literate within the meaning of the NYSE’s listing standards.

Compensation & Talent Development Committee

Members and Other Information	Primary Oversight Responsibilities

Committee Chair: Kent Sweezey Other Members: Darron Ash Bobby Griffin Linda Livingstone 6 Meetings in Fiscal 2025

•  Establish the Company’s executive compensation philosophy and compensation programs

•  Oversee risk management related to the Company’s executive compensation programs

•  Administer the Company’s equity and incentive compensation plan

•  Review executive performance, management succession plans, and talent development

•  Administer the Company’s clawback policies

•  Recommend to the Board changes in non-employee director compensation

Nominating & Corporate Governance Committee

Members and Other Information	Primary Oversight Responsibilities

Committee Chair: Michael Gambrell Other Members: Bobby Griffin Terry Johnston Linda Livingstone 3 Meetings in Fiscal 2025

•  Establish and implement procedures to review the qualifications for membership on our Board of Directors, including nominees recommended by shareholders

•  Identify and recommend to the Board qualified candidates to become Board members

•  Develop and review succession planning for the Board and its leadership positions

•  Manage risks associated with board independence and potential conflicts of interest

•  Establish corporate governance principles and policies, including overseeing the Company’s Corporate Governance Guidelines

•  Oversee the Company’s ESG program and related initiatives

•  Oversee the Board and committee self-evaluation process

The Board has a responsibility to oversee the Chief Executive Officer and other members of senior management in the competent and ethical operation of the Company and to ensure that our shareholders’ best interests are being served. To meet this responsibility, the Board has established Corporate Governance Guidelines designed to promote effective oversight of the Company’s business affairs. The Board monitors and updates these Guidelines periodically as it deems appropriate.

As discussed in this section of the Proxy Statement, the Corporate Governance Guidelines cover a range of matters, including:

•	the director selection process;

•	the composition of the Board and its committees;

•	the review and evaluation of the Chief Executive Officer;

•	succession planning and management development;
•	director compensation;

•	the review of individual directors and the Board’s performance; and

•	director independence requirements, age-based service limits, and other restrictions for directors.

The Corporate Governance Guidelines are available on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance.”

Director Engagement

Executive Sessions

Executive sessions of independent directors are generally held at each regularly-scheduled board meeting without the presence of non-independent directors or members of management. Any independent director may request that additional executive sessions be scheduled. Our lead independent director presides at the executive sessions.

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Corporate Governance

Director Engagement

Director Attendance at Meetings

Board members are expected to devote the time necessary to appropriately discharge their responsibilities and to rigorously prepare for and, to the extent possible, attend and participate in all board meetings and meetings of board committees on which they serve. In fiscal 2025, the Board held seven (7) meetings, and each director attended at least 75% of the meetings of the Board and committees on which he or she served during the period for which he or she was a director.

The Company encourages all directors to attend its annual meeting of shareholders, though we do not have a specific policy with respect to director attendance. All of the Company’s current directors attended the 2024 annual meeting of shareholders.

Director Education and Orientation Program

The Company provides an orientation program and continuing education process for board members to enable them to better understand our Company and to remain current on developments related to their board and committee service. Educational opportunities include seminars, management and third-party expert presentations, meetings with key management, and visits to Company facilities.

New Director Orientation

When a new director joins the Board, the Company provides an interactive, customized orientation and onboarding program. After completing the program, new directors should understand the Company’s strategy, reportable segments and product brands, organizational structure, leadership team, and Company resources available to them to help them be successful in their new role. This helps new directors quickly engage with other board members and executive leadership and best fulfil their responsibilities and fiduciary duties as directors.

Continuing Education	The Company provides regular updates on continuing education opportunities and will reimburse board members for the cost of any programs attended.

Outside of the Boardroom	Throughout a board member’s service, our directors have discussions with each other and key leaders of the Company outside of regularly scheduled Board and committee meetings to foster a deeper understanding of the Company’s business and build relationships through sharing of perspectives and ideas.

Board Self-Evaluation

Our Board has conducted an annual self-evaluation since CSW’s inception. The self-evaluation is designed to assess whether the Board and its committees are functioning effectively. The Board’s committees also conduct annual self-evaluations for the same purpose. These evaluations focus on the performance of the Board or the committee, as applicable, as a unit, rather than the performance of any individual director. The N&CG Committee, in collaboration with the lead independent director, oversees our annual board self-evaluation process, which is illustrated below. The Board believes this annual self-evaluation process supports its effectiveness and continuous improvement efforts.

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Corporate Governance

Board Oversight of Risk Management

Board Oversight of Risk Management

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces. These enterprise risks are formally assessed annually by management as part of the Company’s robust Enterprise Risk Management program. At least annually, the Board—both as a whole and through its committees—oversees the Company’s risk profile and management’s policies and processes for assessing and managing risk. Responsibilities for risk management are allocated generally as set forth below.

The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

Our Enterprise Risk Management (“ERM”) program, which is overseen by our Audit Committee, supports our risk management and strategic planning efforts. Since our inception, our ERM program has begun with an annual risk assessment survey. Near the end of each calendar year, approximately 30 key leaders across our organization receive a focused questionnaire that they use to provide feedback on a universe of nearly 50 enterprise risks covering six distinct risk categories: Strategic; Financial; Legal & Compliance; Operational; IT & Systems; and Talent Management. The following graphic illustrates this process:

Enterprise Risk Assessment

•  Each risk is evaluated for likelihood, impact, and control effectiveness, and risk tolerance data is collected

•  Prioritized risks listing assembled using analyzed respondent data

•  “Dashboards” developed for each prioritized risk,
identifying risk owner, key risk indicators, and risk prevention and mitigation actions

•  The Company’s “risk culture” is evaluated for continual improvement

~20
Key Senior and Functional Leaders

14
Executives and Independent Board Members

~50 Risks Evaluated

Strategic	Financial	Legal & Compliance
Operational	Technology	Talent Management

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Corporate Governance

Board Oversight of Risk Management

Spotlight on Cybersecurity

Cybersecurity is a critical component of the Company’s Enterprise Risk Management program. The Company has established an information security framework to help safeguard the confidentiality, integrity, and access of its information assets and to ensure regulatory, contractual, and operational compliance. The Board oversees cybersecurity risk, and the Audit Committee oversees information security compliance as part of its broader compliance oversight mandate. Together they ensure that the Board has a comprehensive view of the Company’s cybersecurity risk profile and risk mitigation framework.

The Board receives cybersecurity updates from senior management, including our head of Information Technology, at least twice per year, and the Audit Committee receives quarterly reports on any notable incidents or control issues that may have occurred during the quarter. The Company has experienced, and expects to continue experiencing, cyber threats and incidents; however, to date, no incidents have been material to the Company, and expenses incurred in response to incidents have been immaterial in any given fiscal year.

Corporate Sustainability, Culture & Compliance

Environmental, Social and Governance Matters

CSW’s Environmental, Social, and Governance (“ESG”) strategy is based on our belief that long-term shareholder value, sustainable growth, and social responsibility are interrelated. Corporate responsibility lies at the heart of our culture and speaks directly to our ACT. RISE. core values: Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence. Driven by our executive leadership team, sustainability influences how we operate our business, take care of our people, and serve our customers. Our ESG initiatives are aligned with and inform the long-term strategies of our operating companies and corporate center. Additionally, ESG-related enterprise risks and opportunities are identified and addressed through our strategic processes, helping further align our initiatives and strategy.

Corporate Sustainability lies at the heart of our culture and speaks directly to our ACT. RISE. core values

Our Board’s proactive engagement and oversight on ESG matters is demonstrated in the following ways:

•	Our N&CG Committee has primary oversight responsibility for our ESG program.

•

Our Board and its committees engage at least quarterly with our executive team members having responsibility to present and discuss various ESG topics. In the past year, management has presented to the Board and its committees on initiatives such as business continuity, environmental compliance, employee health and safety, gender pay equity, employee engagement, and employee welfare programs.

•	Our Audit Committee and Board have direct engagement with ESG risk areas through our robust ERM program.

Commitment to Environmental Stewardship

We are committed to being good stewards of the environment. We demonstrate our commitment by actively working to reduce the environmental impact of our operations and by providing environmentally responsible products and services to our customers. Our products help our customers protect and reduce emissions from industrial systems and mission-critical equipment; improve the energy efficiency and resource consumption of HVAC/R, plumbing, and electrical systems; and make commercial and residential buildings safer for occupants and their surrounding communities. Additionally, certain manufacturing facilities within our operating companies are ISO 9001 and 14001 certified.

Our environment-focused initiatives have included:

•	Reducing overall energy consumption as a percentage of sales and increasing the amount of consumed electricity that is generated from renewable sources, such as solar and wind

•	Reducing overall water consumption as a percentage of sales

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Corporate Governance

Corporate Sustainability, Culture & Compliance

•	Reducing solid, liquid and air discharges, including continuing and increasing our efforts to improve air quality by reducing VOC emissions

•	Reducing the amount of scrap and non-recyclable waste generated by our operations by increasing the use of rework and recycled metal and materials

•	Increasing ISO 9001 and 14001 certifications at manufacturing facilities

•	Expanding LEED certifications for product categories

•	Increasing usage of CSW-produced environmentally-friendly lubricants in manufactured mechanical products

•	Increasing usage of environmentally-friendly cleaners and chemicals in manufacturing processes

•	Reducing hazardous waste generation as a percentage of finished goods

We provide additional details regarding our energy usage, resource consumption, and greenhouse gas emissions on our Corporate Sustainability webpage within our corporate website at www.cswindustrials.com.

Commitment to Our Employees and Communities

At CSW, how we succeed matters. We live out our commitment to doing the right things the right way by first taking care of the health, safety, and wellbeing of our employees—our most valuable asset. We view this duty holistically and address it on multiple fronts, including through competitive total rewards compensation, providing comprehensive benefits and retirement plans, offering employer-funded healthcare coverage and defined contribution benefit plans with profit sharing, requiring health and safety training and programs, and offering training and development, including job skills and compliance training, leadership training, and advancement opportunities.

In fiscal 2025, we demonstrated our commitment to our employees in numerous ways, which included:

•	Continued to promote equal employment opportunities in all our operations, which begins with our employee recruiting process and continues through our employees’ relationship with the Company.

•	Continued to provide Company-subsidized medical, dental, vision, life, short-term and long-term disability insurance plans, as well as paid supplemental life and accident insurance plans.

•

Assessed employee engagement through targeted surveys, providing feedback on subjects including safety, communications, performance management, development opportunities, respect and recognition and management support, with 82% of our employees participating in our fiscal 2025 survey conducted through Great Place to Work®. In February 2025, we received the Great Place to Work® CertificationTM for the third consecutive year.

•

Continued to provide developmental opportunities to help our employees build the skills necessary to reach their career goals, including on-the-job training, online learning, professional memberships, and leadership and management training.

•	Achieved a Company-wide voluntary retention rate of 85%, well in excess of manufacturing industry averages.

•	Held our fourth annual Safety Awareness Month with supplemental training.

Demonstrating our commitment to creating and maintaining a safe, healthy working environment, we delivered a Total Recordable Incident Rate (“TRIR”) of 1.2 at the end of calendar 2024, which was comparable to calendar 2023, even as we integrated newly acquired businesses and brought their safety programs up to our high standards. Perhaps more impressively, we delivered a Lost Time Incident Rate (“LTIR”) of 0.06, a marked improvement over calendar 2023’s impressive LTIR of 0.14 and our best LTIR performance on record. Through the first three months of calendar 2025 (the end of our fiscal year), our TRIR was 0.8 and our LTIR was 0.13, demonstrating our consistent, sharp focus on safety performance and improving the safety performance of acquired companies.

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Corporate Governance

Corporate Sustainability, Culture & Compliance

In fiscal 2025, we maintained our comprehensive and competitive retirement and benefit programs. Since our inception, we have provided a 100% match of employee contributions to our 401(k) plan up to 6% of compensation, as well as an additional 7% to 11% of eligible compensation each year through profit sharing benefit programs, including our Employee Stock Ownership Plan (“ESOP”), which strongly aligns our employees’ interests with those of our shareholders. This equates to 13% to 17% of each employee’s annual eligible compensation that we invest to help provide a safe, secure, and dignified retirement.

Commitment to Sound Governance Practices

Sound governance practices are foundational to any high performing organization. We believe the principles and policies described throughout this Proxy Statement clearly demonstrate our commitment to thoughtful, value-focused governance that helps us effectively manage our enterprise risks and ultimately preserve and create shareholder value.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: Lead Independent Director, c/o CSW Industrials’ Corporate Secretary, CSW Industrials, Inc., 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. All such communications will be delivered to our lead independent director.

Other Governance Policies and Practices

Integrity and Ethics

Our ACT. RISE. core values form the foundation for our decentralized, entrepreneurial culture, and our Code of Business Conduct represents our shared commitment to living out these core values with the highest level of ethical conduct. Our Board and all our employees across the globe, including our executive officers, are required to abide by our Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct covers many topics, including conflicts of interest, anticorruption, financial reporting, confidentiality, insider trading, antitrust and competition law, cybersecurity and information security, appropriate use of social media, and respect in the workplace. All employees receive online and in-person training on all topics addressed in our Code of Business Conduct every year, and they are required to certify that they will comply with our Code of Business Conduct.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. Through our Ethics Hotline, the Audit Committee has adopted procedures to receive and address complaints related to accounting policy, internal controls, auditing matters or fraud, and to enable the confidential and anonymous submission by employees or others of concerns relating to questionable accounting or auditing matters. Information on how to submit any such communications through our Ethics Hotline is on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance,” and also is available through cswindustrials.ethicspoint.com. Our Senior Vice President and General Counsel, who serves as our chief compliance officer, reports directly to the Audit Committee on compliance matters, and periodically updates the Audit Committee on compliance with the Company’s Code of Business Conduct, including the overall effectiveness of the Company’s compliance program.

Our integrity and compliance program also includes, among other elements, a Business Partner Code of Conduct that extends to our operating companies’ global supply chains. The Business Partner Code of Conduct reinforces our expectation that suppliers and other business partners will live up to our high standards of integrity and compliance, including our policies regarding Conflict Minerals, Human Rights, and Environmental, Health and Safety. Business partners are monitored according to these standards, and if found to be deficient, are issued a corrective action plan or are replaced.

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Corporate Governance

Other Governance Policies and Practices

Certain Relationships and Related Transactions

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the N&CG Committee reviews transactions subject to the policy and determines whether to approve or ratify those transactions. In doing so, the N&CG Committee takes into account, among other factors it deems appropriate, whether a transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the N&CG Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full N&CG Committee for its review in connection with each regularly scheduled N&CG Committee meeting.

The N&CG Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and the Company’s director independence standards; and

•

charitable contributions, grants, or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The N&CG Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in fiscal 2025.

Age and Term Limits

Our Corporate Governance Guidelines provide that no individual may be nominated to stand for election or re-election to the Board if they reach the age of 73 before the date of election. We do not have term limits, as our Board believes such limits work against retaining the valued contributions of directors who have developed increasing insight into the Company and its operations over time.

Limits on Other Board Service

Board members are expected to ensure that their other commitments do not materially interfere with their service as a director. To that end, our Corporate Governance Guidelines require that directors may not serve on more than three other public company boards, and Audit Committee members may not serve on more than two other public company audit committees. Additionally, directors must advise the Chairman of the Board and the Chair of the N&CG Committee before accepting an invitation to serve on the board of directors or similar body of another company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2025, the members of the Compensation Committee included Mr. Sweezey (current Chair), Mr. Ash, Mr. Gambrell, Mr. Griffin, Dr. Livingstone, and Ms. Motsenbocker. None of the Board members who served on the Compensation Committee during fiscal 2025 were formerly an officer of the Company or were at any time during fiscal 2025 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Corporate Governance

Director Compensation

Director Compensation

2025 Director Compensation Elements

The non-employee director compensation elements were last reviewed and adjusted in fiscal 2024 based on competitive benchmarking and market analysis, in consultation with the Compensation Committee’s independent compensation consultant, and remained unchanged for fiscal 2025.

The following table shows the fiscal 2025 non-employee director compensation elements:

Annual Director Compensation Element	Amount ($)

Cash Retainer	75,000

Equity Compensation (annual value)	110,000

Lead Independent Director Retainer	25,000

Audit Committee Chair Retainer	20,000

Compensation & Talent Development Committee Chair Retainer	15,000

Nominating & Corporate Governance Committee Chair Retainer	10,000

Non-Chair Committee Member Retainers:

Audit	10,000

Compensation & Talent Development	8,000

Nominating & Corporate Governance	8,000

The equity portion of non-employee director compensation is provided in the form of restricted stock of the Company. The Company typically makes annual non-employee director equity grants upon the directors’ reelection each year (grant values are prorated if a director joins the Board mid-year). The restricted stock, which fully vests on the earliest of the director’s reelection as a director, one year from the date of grant, the termination of the director’s service due to death or disability, or a change in control, has full voting rights and is eligible to receive dividends (if any) from the date of grant.

Directors are also eligible to receive special additional compensation when performing services that are determined by the Board to be well above and beyond the normal director service requirements. The Board has not set a compensatory rate for these services, and no fees were paid for this purpose in fiscal 2025.

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Corporate Governance

Director Compensation

2025 Director Compensation Table

The following table sets forth information with respect to our non-employee director compensation for the fiscal year ended March 31, 2025. Compensation information for Mr. Armes is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Armes did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Darron Ash(3)	75,748	112,792	188,540

Michael Gambrell	88,000	112,792	200,792

Bobby Griffin	91,000	112,792	203,792

Terry Johnston	93,000	112,792	205,792

Linda Livingstone	91,000	112,792	203,792

Anne Motsenbocker	98,000	112,792	210,792

Robert Swartz	113,000	112,792	225,792

Kent Sweezey	100,000	112,792	212,792

(1)

Eligible non-employee directors received an annual equity grant of 360 shares of restricted stock on August 15, 2024. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation—Stock Compensation,” and are calculated using a price per share of $313.31, the closing market price of the Company’s common stock as quoted by Nasdaq on the date of grant. Equity grant valuations are discussed in Note 5 to the Company’s audited consolidated financial statements for the year ended March 31, 2025, in the Annual Report on Form 10-K filed with the SEC on May 22, 2025 (“Annual Report”).

(2)	The current non-employee directors each had 360 shares of restricted stock outstanding at March 31, 2025. The non-employee directors did not have any stock option awards outstanding at March 31, 2025.

(3)	Mr. Ash joined the Board in June 2024. Cash fees were prorated based on his term of service.

Stock Ownership Guidelines

Under the Company’s Stock Ownership and Retention Guidelines, all non-employee directors are expected to own shares of Company common stock with a value equal to at least five times the annual cash retainer (currently equal to $375,000) by their fifth anniversary of board service. As of March 31, 2025, all non-employee directors were in compliance with Company ownership guidelines.

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Executive Officers

The following sets forth information about the Company’s executive officers. Information for Mr. Armes, who is both Chairman of the Board and an executive officer of the Company, is presented above under “Nominees for Election—Nominee Biographies.”

Name	Age	Year Joined CSW	Position With the Company	In Position Since

Joseph B. Armes	63	2015	Chairman, CEO and President	2015

James E. Perry	54	2020	Executive VP, CFO	2020

Donal J. Sullivan	62	2015	Executive VP, Chief Strategy Officer	2024

Luke E. Alverson	47	2016	Senior VP, General Counsel and Secretary	2016

Danielle R. Garde	54	2022	Senior VP, Chief People Officer	2022

Jeff A. Underwood	43	2018	Senior VP & GM, Contractor Solutions	2024

James E. Perry has served as Executive Vice President and Chief Financial Officer since June 2020. From 2004 through May 2020, Mr. Perry served in senior financial leadership roles with Trinity Industries, a publicly held, diversified industrial company, including serving as Chief Financial Officer from May 2010 to February 2019. From 2001 to 2004, Mr. Perry served in senior financial leadership roles at RMH Teleservices, a telemarketing and customer service company, including serving as Chief Financial Officer. Mr. Perry began his career at JP Morgan Chase & Co. in the investment banking division, and he also served in a consulting group within Ernst & Young LLP.

Donal J. Sullivan has served as Chief Strategy Officer since April 2024 and as Executive Vice President since May 2020. Previously, Mr. Sullivan served as General Manager, Contractor Solutions from May 2020 through March 2024, and as Senior Vice President & General Manager, Industrial Products from January 2016 through May 2020. From May 2015 to January 2016, Mr. Sullivan was the Chief Operating Officer for RectorSeal, the Company’s operating subsidiary now within the Contractor Solutions segment. From October 2010 to April 2015, he served as Division President of Goodman Global, a member of the Daikin Group, a leading global HVAC manufacturer. Prior to 2005, Mr. Sullivan held a variety of management positions at Carrier Corporation, a leading heating, air-conditioning, and refrigeration solutions company, including sales, product management, and general management.

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Executive Officers

Luke E. Alverson has served as Senior Vice President, General Counsel and Secretary since February 2016. From May 2008 to February 2016, he held roles of increasing responsibility with Flowserve Corporation, a leading global manufacturer of fluid motion control products and provider of related services, serving most recently as Vice President, Corporate Legal Services, and Assistant Secretary. Prior to 2008, Mr. Alverson was associated with the law firms of Vinson & Elkins, LLP in Dallas, Texas, and Hallett & Perrin, P.C., in Dallas, Texas.

Danielle R. Garde has served as Senior Vice President and Chief People Officer since October 2022. From June 2020 to October 2022, she was the Chief Human Resources Officer at Play Power, Inc., a privately held producer of recreation equipment. From March 2014 to February 2020, Ms. Garde held roles of increasing responsibility with KidKraft, Inc., a privately held producer of children’s toys and furniture, last serving as Vice President, Human Resources. Prior to this, from 2007 to 2014, she served in several senior leadership roles at Danone North America, a food and beverage company, last serving as Senior Director, North America Operations. Additionally, she developed deep human resources acumen between 1993 and 2007 in numerous organizational development roles at J.P. Morgan, Unilever Cosmetics International, American Express, and Deloitte.

Jeff A. Underwood has served as Senior Vice President & General Manager, Contractor Solutions since April 2024. From May 2021 through March 2024, he served as Senior Vice President, Sales & Marketing, for RectorSeal, the Company’s operating subsidiary within the Contractor Solutions segment, and from September 2018 through April 2021, he served as Vice President of Sales for RectorSeal. Prior to joining the Company, Mr. Underwood held roles of increasing responsibility at Goodman Manufacturing, a leading manufacturer of HVAC products and systems and an independent subsidiary of Daikin Group, where he served most recently as Vice President of Marketing. Prior to his time with Goodman Manufacturing, Mr. Underwood was a manager at Bain & Company, a business consulting firm.

| 2025 Proxy Statement	29

Proposal 2:

Advisory Vote on Executive Compensation

The Board is providing shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers. We currently hold annual “Say on Pay” votes, and our next “Say on Pay” vote will be submitted to shareholders at the 2026 annual meeting.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or the Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it change any decisions the Board has made. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of this advisory vote when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of aligning the long-term interests of our executives with those of our shareholders, rewarding current performance, driving future performance, and attracting and retaining key leaders. Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, including the “Executive Summary.” In the CD&A, we describe our compensation programs, including the underlying philosophy and strategy, the individual elements of compensation, and how our compensation plans are administered. We also describe how the Compensation Committee continues to evolve our executive compensation program based on shareholder feedback.

We believe shareholders should consider the following information when voting on this proposal:

•

Shareholder Responsiveness. The Board and the Compensation Committee take the results of each Say on Pay vote seriously, and we regularly engage with shareholders to solicit feedback on our executive compensation program. The Board and the Compensation Committee take Say on Pay voting results into account and respond directly to shareholder feedback in establishing the Company’s compensation practices, as it did so again in fiscal 2024. For additional information, see “The 2024 Say on Pay Vote and Shareholder Engagement” within the CD&A on page 33.

•

Annual Incentive Plan Performance. Concerning our Annual Incentive Plan, consolidated EBITDA performance as measured under our plan increased 10.8% over fiscal 2024 and resulted in a payout of 107% of target for that metric, and operating cash flow performance as measured under our plan increased 0.9% over fiscal 2024 and resulted in a payout of 85% of target for that metric. Combined, this resulted in a weighted average financial performance metric payout of 102.6% of target for the consolidated CSW financial metrics.

•	At Risk Pay. On average, the Named Executive Officers had 70.6% (or 83.5% in the case of the CEO) of their target pay “at risk,” or dependent upon both Company and individual performance.
•

Benchmarking. Compensation program elements and Named Executive Officer compensation amounts are benchmarked against practices among the broader market and a thoughtfully selected group of peer industrial companies. Individual compensation levels are benchmarked using market median as a reference point.

•

Performance Matrix Maximums. Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for financial and individual performance, and the performance share award payouts are capped at 200% of target. These caps moderate total compensation amounts and reduce the incentive to engage in unnecessarily risky behavior.

•

Threshold Performance Requirements. The annual cash incentive award and the performance share award have threshold performance requirements, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.

•

Ownership Guidelines. Our officers are subject to stock ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our shareholders.

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Proposal 2: Advisory Vote on Executive Compensation

Required Vote and Recommendation

•	No Hedging or Pledging. Our officers are prohibited from pledging Company stock or engaging in transactions designed to hedge the value of the Company’s stock.
•	No Perquisites. The Company does not provide perquisites or special benefits to executive officers, other than those generally provided to all employees.

The Board believes the Company’s executive compensation program uses appropriate structures and sound pay practices promoting our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the CSW Industrials, Inc. shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the section of this Proxy Statement entitled ‘Executive Compensation.’”

Required Vote and Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise or you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. However, our Compensation Committee considers the results of the vote in evaluating our executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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Executive Compensation

Compensation & Talent Development Committee Report

The Compensation Committee is currently comprised of four independent directors: Kent Sweezey (Chair), Darron Ash, Bobby Griffin, and Linda Livingstone.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 2025.

Kent Sweezey, Chair

Darron Ash

Bobby Griffin

Linda Livingstone

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Executive Compensation

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) contains an overview and analysis of our executive compensation program and policies and the material compensation decisions our Compensation & Talent Development Committee (“Compensation Committee”) have made for the executive officers named in the “Summary Compensation Table” on page 59. We refer to this group of executive officers collectively as our Named Executive Officers (“NEOs”). For fiscal 2024, our NEOs were:

Joseph B. Armes	Chairman, Chief Executive Officer (“CEO”) and President (principal executive officer)

James E. Perry	Executive Vice President and Chief Financial Officer (“CFO”) (principal financial officer)

Donal J. Sullivan	Executive Vice President and Chief Strategy Officer

Luke E. Alverson	Senior Vice President, General Counsel & Secretary

Jeff A. Underwood	Senior Vice President & General Manager, Contractor Solutions

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Executive Compensation

Compensation Discussion and Analysis

The 2024 Say on Pay Vote and Shareholder Engagement

The Company has a demonstrated track record of seeking and considering shareholder feedback in designing and implementing our executive compensation program, and our current program is a product of that interactive process. The Compensation Committee, along with the entire Board, takes the outcome of every Say on Pay vote seriously. The 2024 Say on Pay vote was no exception, where we received 97.6% support for our annual Say on Pay proposal, the highest approval level achieved in our history.

While the Say on Pay vote is non-binding, the Compensation Committee believes this record level of approval indicated that our shareholders strongly support our executive compensation program and policies and the material compensation decisions made for executive officers. As it always does, the Compensation Committee will consider the results of this year’s Say on Pay vote, as well as continuing feedback from our shareholders, when evaluating future executive compensation decisions.

97.6% Say on Pay approval in 2024

Executive Summary

Fiscal 2025 Financial Results and Other Achievements

Our stated approach to driving sustainable growth and long-term shareholder value via a strategy that combines organic and inorganic growth once again enabled us to deliver record results in fiscal 2025. These results were achieved against a backdrop of mixed key end markets and increasing macroeconomic volatility, ultimately surpassing the impressive results of the prior year. Throughout fiscal 2025, we efficiently allocated capital on a risk-adjusted returns basis, including our continued identification, pursuit and completion of accretive acquisitions. We also grew our operating results to record levels, drove cash flow conversion, and delivered solid growth in shareholder value. Importantly, we achieved all of this while remaining committed to our distinctive employee-centric culture, where we are committed to fostering a culture of respect and where we focus on recruiting and retaining great talent, offering rewarding careers, and recognizing team members who excel while providing the opportunity for a safe, secure, and dignified retirement.

The following highlights our consolidated financial results achieved in fiscal 2025 (comparisons to fiscal 2024).

Revenues $878.3m +10.8%	Adjusted EBITDA* $227.9m +13.9%	Adjusted EPS* $8.41 +20.0%	Operating Cash Flow $168.4m +2.5%

*	Reconciliation to GAAP amounts appear on Exhibit A.

Compensation Objectives

The Compensation Committee has designed our executive compensation program for one purpose: to support and enable execution of CSW’s growth strategy. To accomplish this purpose, we have adopted the following key executive compensation objectives:

Align Long-Term Executive and Shareholder Interests	Reward Current Performance	Drive Future Performance	Attract and Retain Key Leaders

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Executive Compensation

Compensation Discussion and Analysis

Overview of the Executive Compensation Program

We utilize the following compensation elements to achieve each of our key executive compensation objectives:

Pay Element	Form		Compensation Objective Addressed	Description & Rationale

Base Salary	Cash		Reward Current Performance	Fixed cash compensation aligned with responsibilities of the position and market benchmarks
Attract and Retain

Annual Incentive	Performance Cash Opportunity		Shareholder Alignment	Annual cash incentive tied to achievement of short-term performance metrics aligned with the Company’s strategy Payout ranges from 0% to 200% of target
Reward Current Performance
Attract and Retain

Long-Term Equity Incentive	Performance Shares	NEO average target grant value	Shareholder Alignment

Cliff vest at end of a three-year period at 0% to 200% of award value based on TSR performance against the Russell 2000 Index

No voting rights and not eligible to receive dividends (if any) until vesting

Drive Future Performance
Attract and Retain

	Restricted Stock	NEO average target grant value	Shareholder Alignment	Vests ratably over a three-year period Has voting rights and is eligible to receive dividends (if any) from date of grant
Drive Future Performance
Attract and Retain

Other	Health, Welfare and Retirement Programs		Attract and Retain

Executives participate in the same benefit programs as other employees, including:

•  Employee Stock Ownership Plan, through which approximately 3% of our Company is owned by our employees, aligning our collective interests

•  Qualified 401(k) Plan

	Severance Benefits		Shareholder Alignment	Standardized benefits in the event of termination without cause by the Company or for good reason by the executive
Attract and Retain

	Change-in-Control Benefits		Shareholder Alignment	Standardized “double trigger” severance benefits for executive officers in the event of termination following a change in control
Attract and Retain

	Other Benefits			No perquisites offered, other than those generally provided to all employees

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Executive Compensation

Compensation Discussion and Analysis

As discussed in further detail below, one of our compensation program principles states that a majority of an executive’s total compensation should be performance-based and “at risk,” or dependent upon the Company’s and the individual’s performance. As shown below, for fiscal 2025, our CEO had 83.5% of his target pay “at risk,” and our other NEOs had on average 67.4% of their target pay “at risk.”

Pay for Performance Alignment

The following charts illustrate the relationship between our Company performance and CEO pay.

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Executive Compensation

Compensation Discussion and Analysis

As discussed in more detail under “Executive Compensation Program—Annual Incentive Program,” our Annual Incentive Program (“AIP”) allows our NEOs, as well as almost all other Company employees, to receive a cash incentive payment based upon achievement of pre-established financial and individual goals. Based on our fiscal 2025 results, the Company achieved approximately 101% of our annual EBITDA goal and achieved approximately 94% of our annual Operating Cash Flow goal.

As discussed in more detail under “Executive Compensation Program—Long-Term Equity Incentives,” our NEOs, as well as other Company employees, are eligible to receive equity awards under our Long-Term Incentive Program (“LTIP”) that include performance shares, which vest based upon the Company’s financial performance against pre-established goals. For our fiscal 2023 awards (having an April 1, 2022 to March 31, 2025 performance period), our NEOs at the time received performance shares that vested based on the Company’s total shareholder return (“TSR”) compared to the TSRs of the Russell 2000 Index’s members. When measured as prescribed in our performance share awards, the Company achieved a TSR of 151.5% for this performance period, which ranked 94th among the members of the Russell 2000 Index, or the 95th percentile, the highest relative performance our awards have ever achieved. This performance vested these performance shares at 200% of target, the maximum allowable under our LTIP. This result is consistent with our emphasis on long-term shareholder value creation and the achievement of benchmarked performance goals, which are described in more detail throughout this CD&A. The chart below illustrates the actual relative TSR performance for the fiscal 2023 performance share awards, as well as the projected relative TSR performance for the fiscal 2024 and 2025 performance share awards, all compared to the Russell 2000 Index’s members at March 31, 2025.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Program Changes for Fiscal 2025

The Compensation Committee is committed to continuously evaluating our executive compensation program, with a focus on the best interests of our shareholders and the Company and sound compensation practices, consistent with our compensation program purpose and objectives. The Compensation Committee evaluated all elements of our compensation program for fiscal 2025, in consultation with management and its independent compensation consultant. As a result of this evaluation, the Compensation Committee approved incremental updates to certain elements of the AIP and the LTIP. Additionally in late fiscal 2025, the Compensation Committee engaged WTW as its independent compensation consultant, transitioning from its prior independent compensation consultant relationship.

Annual Incentive Plan Changes

Metric Target Setting Process. The Compensation Committee approved a return to annual target setting for our AIP performance metrics. Our AIP had used a more-frequent-than annual target setting process for performance metrics since the beginning of the COVID-19 pandemic in fiscal 2021, as it provided an artful solution to target setting challenges that existed in the face of pandemic-related business disruptions, heightened macroeconomic uncertainty, and changes in our business resulting from significant acquisitions. At the outset of fiscal 2025, the Compensation Committee, with the support of its independent compensation consultants and management, believed returning to an annual target setting approach for fiscal 2025 was appropriate.

Payout Matrix Update. The Compensation Committee approved a ratable narrowing of the AIP’s payout matrix for the EBITDA and Operating Cash Flow (“OCF”) financial metrics to better reflect the Company’s size and performance. Consistent with our compensation philosophy, the Compensation Committee continued to evaluate our threshold performance levels to ensure an appropriate level of rigor for minimum payout is maintained, and that maximum performance remains a realistic probability to motivate overperformance for shareholders’ benefit.

Long-Term Incentive Program Changes

Performance Share Vesting Matrix. The Compensation Committee approved modifying the vesting matrix for performance shares to increase the level of performance required for a target (or 100%) payout. Performance shares beginning with fiscal 2025 awards will now achieve a target payout if the Company achieves a relative TSR ranking at the 51st percentile among the Russell 2000 Index members. While this increase in the target performance standard is modest, the Compensation Committee believed it was more consistent with our compensation philosophy to require greater than median relative performance for a target payout to be achieved.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Practices

In support of our compensation program objectives, the Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The below table summarizes these practices.

What We Do	What We Don’t Do

Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted

Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross ups

Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without shareholder approval

Have double trigger requirements on cash payments following a change in control	No perquisites offered, other than those generally provided to all employees

Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards

Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans

Engage an independent compensation consultant	No supplemental executive retirement plans

Maintain an incentive compensation clawback policy

The Compensation Decision Making Process

How Compensation Decisions Are Made for Our NEOs

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Executive Compensation

Compensation Discussion and Analysis

Roles and Responsibilities

Compensation Committee	CEO and Management	Independent Compensation Consultant

•  Oversees the Company’s compensation and benefit programs, including the AIP and LTIP

•  Administers the executive compensation program

•  Evaluates NEO performance and sets target compensation levels for all NEOs

•  Approves incentive plan performance metrics and targets

•  Oversees the assessment of compensation program risks

•  Oversees management’s leadership development and succession planning programs

•  Engages the independent compensation consultant

•  Oversees stock ownership guidelines and clawback policy

•  Recommends changes in director compensation for Board approval

•  Composed entirely of independent, non-employee directors, per NYSE requirements

•  CEO evaluates other NEO performance and makes recommendations to the Compensation Committee on compensation levels in light of performance and market benchmarks

•  Other members of the executive team, as appropriate, advise the Compensation Committee on compensation program elements, market practices, and compliance matters

•  No member of management participates in discussions concerning his or her compensation

•  Engaged by, and reports to, the Compensation Committee

•  Assists and advises the Compensation Committee on aspects of compensation program objectives, principles, and design

•  Advises the Compensation Committee on selection of competitive market benchmarking data, including the Compensation Peer Group (as defined below)

•  Analyzes competitive market data in the context of the Company’s compensation program and provides recommendations to the Compensation Committee

•  Provides compensation program risk assessment

•  Provides no services to the Company

Review of Executive Compensation Program Effectiveness

As shown above, the Compensation Committee annually conducts a comprehensive review of all components of our executive compensation program. This review is facilitated by management with the assistance of the independent compensation consultant and is influenced by feedback from our shareholders. The Compensation Committee continually evaluates whether our executive compensation program is aligned with and supports the Company’s strategic objectives, and it considers evolving market practices in the general industry, external regulatory requirements, shareholder feedback, the competitive market for executives, and our compensation program objectives and principles. In conducting its review, the Compensation Committee assesses all information related to each executive officer’s compensation, including base salary, target short-term and long-term incentives, and retirement, health and welfare benefits.

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Executive Compensation

Compensation Discussion and Analysis

Market Competitiveness and External Benchmarking

The Compensation Committee regularly reviews relevant market compensation survey data to evaluate the market competitiveness of our executive compensation program. This specifically furthers our “Attract and Retain Key Leaders” compensation program objective and enables the achievement of our other objectives. The Compensation Committee uses survey data provided by its independent compensation consultant, which consists of compensation data for comparable executive positions within a group of peer companies (the “Compensation Peer Group”). The data also includes data from comparably sized companies within the broader market, as candidates for executive roles, as well as market opportunities for our current executives, are not limited to companies in our industry sectors.

The process for selecting the members of the Compensation Peer Group is shown below.

The Compensation Peer Group used to evaluate executive compensation in fiscal 2025 was as follows:

AAON, Inc. Armstrong World Industries, Inc. Barnes Group Inc. Columbus McKinnon Corp. EnPro Industries, Inc. ESCO Technologies Inc. Franklin Electric Co., Inc. Gibraltar Industries, Inc.	Helios Technologies, Inc. Innospec Inc. Kadant Inc. Mueller Water Products, Inc. PGT Innovations, Inc. SPX Technologies, Inc. Standex International Corp.

Compared to fiscal 2024, only incremental updates were made to the Compensation Peer Group. One former peer company, Livent Corporation, was acquired in calendar 2024 and removed from the group. The Compensation Committee determined that no other changes to the Compensation Peer Group were necessary, as all other peers continued to satisfy the established filter criteria and there remained a sufficient number of peers for statistical purposes.

All compensation elements for our NEOs are generally set using the 50th percentile of benchmarked compensation data as a reference point. This includes base salaries, annual incentive opportunities, total target cash compensation, long-term incentive compensation, and total target compensation. This approach helps the Compensation Committee balance a performance-focused structure with the need to maintain market-competitive target and realized compensation. Actual benchmarked percentile rankings for our NEOs’ target compensation levels varies and can be above or below the 50th percentile reference point for a variety of reasons, including individual performance, experience, succession potential, and scope of responsibilities.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Program Risk Assessment

A critical part of the Compensation Committee’s executive compensation program review is an evaluation of whether the program, both as a whole and its individual elements, is consistent with the Company’s risk management objectives. If any program element is determined to be inconsistent with our objectives and principles, or if it is determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

The Compensation Committee, in consultation with its independent compensation consultant, has concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

Compensation elements are balanced	We provide a balanced mix of base salary, annual cash incentive compensation, and long-term equity incentives. This balanced mix provides the incentive to perform at high levels and maximize Company performance. At the same time, it does not encourage singular focus on compensation performance metrics to the detriment of other important business metrics or overlooking how goals are accomplished.

Performance metrics balance short-term and long-term goals	Our incentive compensation metrics are balanced between short- and long-term business and financial objectives. The metrics for our short- and long-term plans do not overlap, which prevents executives from focusing on one goal at the expense of others. All the performance goals are aligned with shareholder interests.

Individual performance is emphasized	We emphasize individual, non-financial performance metrics in determining individual compensation amounts. The Compensation Committee strongly believes this effectively encourages and rewards behaviors that are consistent with our business objectives and core values and discourages behaviors that are not.

Incentive programs have performance thresholds and are capped	Both the AIP opportunity and performance shares have threshold payout levels and/or performance contingencies, which ensure that incentive compensation is reduced or eliminated if minimum performance levels are not achieved. They also have maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

Compensation is benchmarked	The Compensation Committee benchmarks compensation against both our Compensation Peer Group and the broader market to ensure our programs are performance-based, competitive, equitable, and generally consistent with industry and comparator company practices.

Executives have equity ownership guidelines	Our officers have robust equity ownership guidelines, which encourage a long-term focus on sustainable performance and further align our officers’ interests with those of our shareholders. Executives are prohibited from pledging stock and engaging in transactions designed to hedge against the value of the Company’s stock.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Program

Principles

The Compensation Committee has established the following principles to guide the achievement of our compensation objectives and the design and administration of specific programs for our NEOs.

Total Compensation Should be Primarily Performance-Based, With a Majority “At Risk”

A meaningful portion of our executives’ total compensation should be performance-based (rather than fixed or merely variable), and at least a majority of total compensation should be “at risk” – in other words, variable dependent upon our stock price, our financial performance, or an executive’s individual performance. This ensures a strong correlation between executive pay and Company and individual performance, and it helps achieve our first compensation program objective: “Align Long-Term Executive and Shareholder Interests.” Additionally, the proportion of total compensation that is “at risk” versus fixed should increase in line with the scope and level of the executive’s responsibilities.

The following table shows the percentage of each NEO’s total target compensation was “at risk” under the program.

PERCENT OF FISCAL 2025 TARGET PAY “AT RISK”(1)

100
75
50
25
0
83.5%
71.4%
71.4%
63.6%
63.0%
CEO
Perry
Sullivan
Alverson
Underwood
At Risk
Fixed

(1)	Calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) total target compensation.

Incentive Compensation Should Balance Short-Term and Long-Term Performance

Executive compensation should be linked to building long-term shareholder value while remaining consistent with our business objectives. The Base Salary and Annual Incentive compensation elements emphasize short-term financial and individual performance, as well as the achievement of annually defined business and financial objectives. The Long-Term Equity Incentive compensation element emphasizes long-term financial performance and strategic plan execution by tying a meaningful portion of compensation to the performance of the Company’s common stock.

Compensation Should be Market Competitive and Reflect Individual Performance

Achievement of our compensation objectives requires our compensation program, and the compensation elements within it, to be market competitive. If we are unable to attract and retain top executive talent within the markets in which we compete, we will hinder our ability to create long-term shareholder value. As discussed above, the Compensation Committee utilizes the Compensation Peer Group and relevant market compensation survey data, with the assistance of its independent compensation consultant, to ensure our compensation program is benchmarked and that each NEO’s total target compensation is appropriately tailored for the leadership roles in which they serve.

At the same time, a critical aspect of our culture examines how the Company succeeds, which is reinforced through our ACT. RISE. core values. We seek to attract and retain executive leaders who exemplify our values in how they lead and accomplish business objectives. Compensation programs that are overly focused on market benchmarking, or incentive plans that are purely formulaic, are limited in their ability to account for qualitative performance assessments. This creates program risk and can work against the Company’s and shareholders’ long-term interests. Accordingly, the Compensation Committee retains an element of discretion to ensure an executive’s realized compensation reflects individual, qualitative performance, consistent with our culture and values.

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Executive Compensation

Compensation Discussion and Analysis

Performance-Based Compensation Metrics Should Be Objective, Clear, Challenging, and Achievable

In simple terms, the objective of any performance- or incentive-based program is to produce a desired result. Achievement of a desired result cannot be determined if the desired result is not objectively defined. Additionally, performance targets must be clear and uncomplicated so that a path to achievement can be developed and understood. As such, the Compensation Committee establishes our incentive plans with objective, clearly defined performance targets that are focused on performance metrics that our Board believes are most critical to the Company’s success.

Aligning our incentive compensation programs with shareholder interests requires that NEOs be paid commensurate with performance, and performance targets must be challenging to create shareholder value. At the same time, performance targets must be realistically achievable to create the proper incentive and reward structure, or else a disincentive risk can emerge. The Compensation Committee balances these interests by setting performance targets at levels requiring significant effort and achievement by our NEOs, relative to Company circumstances and market conditions, for a target-level payout to occur, within a structure that provides a meaningful incentive to drive overperformance.

Performance-Based Metrics Should be Externally Benchmarked

Measuring how the Company performs against internally developed targets is an important aspect of incentive compensation, as it sets expectations and motivates performance. However, internal performance metrics alone do not create a full picture of Company performance. As such, the performance-based elements of our executive compensation program should also evaluate the Company’s performance relative to external benchmarks.

Since inception, the performance shares granted under our LTIP have used an external benchmark for measuring Company performance, and since 2017, that benchmark has been the Russell 2000 Index, of which the Company is a member. This shows, on a relative basis, how well we deliver results that directly create long-term shareholder value. Additionally, AIP performance metric targets are set in reference to how the Company is expected to perform both compared to the prior year and relative to forecasted market growth rates.

Base Salary

The Compensation Committee reviews and establishes NEO base salaries consistent with the process described above under “The Compensation Decision Making Process.” For each NEO, the Compensation Committee considers our NEOs scope of responsibilities, experience, and individual performance and then balances these factors against competitive salary practices, including internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. The base salaries established for fiscal 2025 are presented in the following table.

Named Executive Officer	Fiscal 2025 Annual Base Salary ($)	Fiscal 2024 Annual Base Salary ($)

Joseph B. Armes	850,000	800,000

James E. Perry	495,000	475,000

Donal J. Sullivan	475,000	475,000

Luke E. Alverson	423,000	412,000

Jeff A. Underwood	385,000	*

*	Mr. Underwood was not a NEO in fiscal 2024, and as such fiscal 2024 information is not provided.

The Compensation Committee’s fiscal 2025 compensation evaluation adjusted NEO base salaries as it determined appropriate, making adjustments based on market proximity and the executive team’s strong performance, consistent with our compensation objectives.

Mr. Armes’ base salary and other compensation components in fiscal 2025 are discussed below in further detail under “Chief Executive Officer Compensation in Fiscal 2025.”

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Executive Compensation

Compensation Discussion and Analysis

Annual Incentive Program

Our AIP exists to provide employees with a short-term, performance-based cash incentive that promotes the achievement of our annual operating budget and the financial metrics that we believe most strongly correlate to long-term shareholder value creation. This incentive most directly supports our “Align Long-Term Executive and Shareholder Interests” and “Reward Current Performance” compensation objectives.

AIP Target Opportunities

The Compensation Committee establishes an AIP target opportunity for each NEO consistent with the process described above under “The Compensation Decision Making Process.” The Compensation Committee also approves the AIP’s financial performance metrics at that same time.

Our NEO’s AIP target opportunities are expressed as a percentage of base salary. AIP target opportunities established for fiscal 2025 are presented in the following table.

Named Executive Officer	Fiscal 2025 AIP Target ($)	Fiscal 2025 AIP Target % of Base Salary	Fiscal 2024 AIP Target % of Base Salary

Joseph B. Armes	1,105,000	130%	130%

James E. Perry	371,250	75%	75%

Donal J. Sullivan	356,250	75%	75%

Luke E. Alverson	232,650	55%	55%

Jeff A. Underwood	211,750	55%	*

*	Mr. Underwood was not a NEO in fiscal 2024, and as such fiscal 2024 information is not provided.

The Compensation Committee did not make any changes to AIP target percentages for fiscal 2025. The Compensation Committee determined that, as adjusted for the market-driven base salary increases for fiscal 2025 discussed above, the AIP targets and resulting total target cash compensation for each NEO were within acceptable proximity to market benchmarks and provided incentives consistent with our objectives.

AIP Performance Metrics

The Compensation Committee, working with management and the Compensation Committee’s independent compensation consultant, evaluates and approves the Company’s AIP performance metrics for each fiscal year when AIP target opportunities are established. The Compensation Committee weights performance metrics for each NEO—including business unit leaders—in proportions that ensure performance metrics are heavily weighted toward the Company’s consolidated performance. We believe it is important that all NEOs are primarily focused on setting the strategic direction of the Company (rather than only at the business unit level) and achieving overall Company results.

The Compensation Committee also believes that AIP payouts should reflect individual, non-financial performance metrics. This serves to mitigate the risks that objective factors can have on incentive pay when overused. Importantly, non-formulaic metrics provide the Compensation Committee with discretion to adjust compensation upward or downward based on how an executive accomplished objectives and goals, thereby rewarding behaviors that are consistent with our business objectives and ACT. RISE. core values.

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Executive Compensation

Compensation Discussion and Analysis

The Company’s fiscal 2025 AIP performance metrics are set forth below and were unchanged from fiscal 2024. The Compensation Committee selected these performance metrics, with input from management and NFP, because they support the key strategies that we believe drive sustainable and profitable Company growth and create shareholder value.

Consolidated EBITDA	Consolidated Operating Cash Flow	Business Unit EBITDA	Business Unit Operating Cash Flow	Individual Performance

Why we use it: Measures and supports both our revenue and profitability growth objectives, aligning our interests with the interests of our shareholders	Why we use it: Measures and supports our strategic objectives of managing working capital efficiently and delivering strong cash flow from operations to fund growth and returns to shareholders	Why we use it: Measures and supports both our revenue and profitability growth objectives at the segment/operating company level, which are in direct control of the executive	Why we use it: Measures and supports our strategic objectives of managing working capital efficiently and delivering strong cash flow from operations to fund growth and returns to shareholders	Why we use it: Emphasizes individual performance and qualitative achievement of goals to promote and reward behaviors consistent with our business objectives and core values

How we measure it: U.S. GAAP net income, plus interest, taxes, depreciation, and amortization	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: U.S. GAAP net income, plus interest, taxes, depreciation, and amortization	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: Board and CEO assessment of individual performance against predetermined goals and objectives

Payout range: 0%—200%	Payout range: 0%—200%	Payout range: 0%—200%	Payout range: 0%—200%	Payout range: 0%—200%

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Executive Compensation

Compensation Discussion and Analysis

AIP Performance Calculation and Payout

When the Compensation Committee approves AIP performance metrics for the year, it also establishes a payout matrix for the AIP, which determines the percentage of AIP target that is paid for performance achieved. Achievement of financial-based performance metrics is objective and calculated as appropriate. Payout percentages for each NEO’s qualitative individual performance metric are determined by the Compensation Committee based on individual performance assessments, as discussed previously.

Fiscal 2025 AIP Payout Matrix and Performance Measurement

Payout Matrix. The fiscal 2025 payout matrix established for all AIP metrics was 0% to 200% of the target award opportunity, which was unchanged from fiscal 2024. The actual AIP payout percentage is calculated by comparing actual financial metric performance against the established targets. Payouts for each of the financial metrics are calculated on a straight-line basis between the applicable performance levels (“threshold,” “target,” and “maximum”).

Target Setting. In fiscal 2025, the Compensation Committee approved the setting of annual targets for both our EBITDA and Operating Cash Flow (“OCF”) financial metrics. From fiscal 2021 through fiscal 2024, the Compensation Committee had established AIP financial metric targets on a less-than-annual basis but determined a return to setting annual targets for the AIP’s financial metrics was appropriate in fiscal 2025. Fiscal 2025 performance metric targets were established in May 2024 (the first quarter of our fiscal year).

Financial Performance Adjustments. For all financial metrics, the Compensation Committee may exercise its judgment, within parameters it establishes at the beginning of the year, about whether to exclude the effect of certain developments in measuring performance. These developments may include unanticipated changes in accounting principles or extraordinary, unusual, or unplanned events, such as the effects of restructurings, impairments, reorganizations, acquisitions, dispositions, or other strategic initiatives.

Any adjustments approved by the Compensation Committee in measuring financial metric performance are fully disclosed below. Concerning acquisitions in particular, the Compensation Committee has consistently applied a policy to exclude the impact of acquisitions consummated during a performance period on AIP financial metrics, ensuring AIP payouts never benefit from acquired, unbudgeted EBITDA and cash flow impacts.

Performance Measurement and Payout. The following graphics show the fiscal 2025 AIP’s performance metrics, targets, payout matrixes, performance results, and percentage payouts.

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Executive Compensation

Compensation Discussion and Analysis

In fiscal 2025, the Company delivered $219.8 million of measured EBITDA, a record performance and 10.8% increase over fiscal 2024. The EBITDA target for fiscal 2025 was a 9.6% increase over the AIP’s fiscal 2024 actual results. Consistent with our objectives and historical approach to acquisitions, the fiscal 2025 measured performance excluded all EBITDA impacts from acquisitions, as well as all associated one-time transactional expenses. For fiscal 2025, the net EBITDA adjustments reduced the AIP’s measured EBITDA by $8.1 million compared to reported EBITDA.

In fiscal 2025, the Company delivered $167.3 million of measured OCF, a record performance and 0.9% increase over fiscal 2024. The OCF target for fiscal 2025 was a 7.2% increase over the AIP’s fiscal 2024 actual results. The fiscal 2025 measured performance excluded all operating cash impacts from acquisitions, as well as all cash used (net of tax benefit) to fund associated one-time transactional expenses. Fiscal 2025 measured performance also excluded the favorable cash flow impact resulting from interest income (net of tax expense) generated on proceeds from our follow-on equity offering that was completed in September 2024. Additionally, measured performance excluded the cash flow impact of strategic increases to inventory levels during the back half of the fiscal year in anticipation of potential port strikes and tariffs. For fiscal 2025, the net OCF adjustments reduced the AIP’s measured OCF by $1.1 million compared to reported operating cash flow.

In fiscal 2025, the Company’s Contractor Solutions segment delivered $196.2 million of measured EBITDA, a record performance and 12.5% increase over the AIP’s fiscal 2024 results. These results are used in calculating Mr. Underwood’s Business Unit EBITDA metric payout percentage. Contractor Solutions’ EBITDA target for fiscal 2025 was an 8.5% increase over the AIP’s fiscal 2024 actual results. As with the consolidated results, this measured performance excluded all EBITDA impacts from businesses acquired during a performance period, as well as all one-time transactional expenses associated with the acquisitions. For fiscal 2025, the net business unit EBITDA adjustments reduced the AIP’s measured business unit EBITDA by $9.2 million compared to reported business unit EBITDA.

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Executive Compensation

Compensation Discussion and Analysis

These results are used in calculating Mr. Underwood’s Business Unit OCF metric payout percentage. The Company has chosen not to disclose the Threshold, Target, Maximum and Measured Performance data for Contractor Solutions’ OCF metric, as this metric corresponds to financial data that is not publicly disclosed and is used primarily to assess compensation. The Company believes that disclosing such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business.

The Compensation Committee believes that all performance targets for all financial metrics used in our AIP are set at definitive, challenging, and objective levels that require significant effort and achievement by our NEOs for a target payout to occur. Despite the inherent challenges of establishing performance targets in fiscal 2025 due to continued uncertainty in overall business conditions, particularly in light of the inflationary environment, volatility in actual and forecasted freight costs, and anticipated tariffs, the Compensation Committee believes the AIP target-setting approach used in fiscal 2025 ensured these intentions were met.

While AIP results for any given year will vary, the Compensation Committee believes that appropriate performance target setting, when combined with strong Company and individual NEO performance, should result in AIP financial metric payouts that average close to target levels over a five-year period. For additional context, the following table summarizes the Company’s actual financial metric payout percentages under the AIP over the last five years.

Individual Performance

In determining individual performance payouts for our NEOs, the Compensation Committee considered pre-established individual performance goals and objectives for each NEO, which addressed the following topics:

•	Achievement of the Company’s and business units’ performance against key financial metrics, as applicable;

•	Execution of identified key growth initiatives and development of strategic growth capabilities, including successful execution of acquisitions and integration of acquired businesses;

•	Improvement in human capital management metrics, including talent development and employee retention;

•	Achievement of operational excellence and sustainability initiatives;

•	Successful management and mitigation of enterprise risks; and

•	Improvement in performance against key environmental, health, and safety metrics.

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Executive Compensation

Compensation Discussion and Analysis

Additionally, the Compensation Committee considered the leadership acumen demonstrated by each NEO in addressing the unique challenges of fiscal 2025, and how each NEO performed and delivered results in a manner consistent with our ACT. RISE. core values: Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence.

The payout percentages for the 25%-weighted individual performance metric for each NEO is set forth in the final AIP payments table below. The total AIP award earned by each NEO for fiscal 2025 is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

	Target AIP Award	Consolidated EBITDA	Consolidated Operating Cash Flow	Business Unit EBITDA	Business Unit Operating Cash Flow	Individual Performance	FY2025 AIP Award
Joseph B. Armes	$1,105,000	$711,399 (107% Payout)	$141,385 (85% Payout)	—	—	$295,000 (107% Payout)	$1,147,784 (104% Payout)
James E. Perry	$371,250	$239,011 (107% Payout)	$47,501 (85% Payout)	—	—	$105,000 (113% Payout)	$391,512 (106% Payout)
Donal J. Sullivan	$356,250	$229,354 (107% Payout)	$45,582 (85% Payout)	—	—	$100,000 (112% Payout)	$374,936 (105% Payout)
Luke E. Alverson	$232,650	$149,780 (107% Payout)	$29,768 (85% Payout)	—	—	$65,000 (112% Payout)	$244,548 (105% Payout)
Jeff A. Underwood	$211,750	$79,523 (107% Payout)	$18,062 (85% Payout)	$52,641 (124% Payout)	$19,566 (92% Payout)	$75,000 (142% Payout)	$244,792 (116% Payout)

Long-Term Equity Incentives

Our LTIP exists to provide senior leaders a long-term, performance-based incentive that promotes building long-term shareholder value. These incentives most directly support our “Align Long-Term Executive and Shareholder Interests” and “Drive Future Performance” compensation objectives. LTIP awards take the form of Company equity, as the Compensation Committee believes that this is the best available vehicle to encourage performance with a view toward building long-term shareholder value.

LTIP Award Structure

Our LTIP consists of two components: performance shares and restricted stock, as shown below.

In fiscal 2025, all NEOs received their long-term incentive awards in these forms. The Compensation Committee believes these equity award forms and the target weighting appropriately balances ensuring executives have meaningful, long-term equity ownership, promoting stock price-based and financial-based achievements, and aligning the interests of the NEOs with the Company’s risk profile and the interests of our shareholders.

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Executive Compensation

Compensation Discussion and Analysis

LTIP Target Opportunities

Target Opportunities. The Compensation Committee establishes a target opportunity for each NEO under the Company’s LTIP consistent with the process described above under “The Compensation Decision Making Process.” Our NEOs LTIP target opportunities are expressed as a percentage of base salary. The LTIP target opportunities established for fiscal 2025 are set forth in the table below.

Named Executive Officer	2025 LTIP Target ($)	2025 LTIP Target as % of Base Salary	LTIP Award Format	2024 LTIP Target as % of Base Salary

Joseph B. Armes	3,187,500	375%	60% PS /40% RS	375%

James E. Perry	866,250	175%	50% PS /50% RS	175%

Donal J. Sullivan	831,250	175%	50% PS /50% RS	175%

Luke E. Alverson	507,600	120%	50% PS /50% RS	115%

Jeff A. Underwood	442,750	115%	50% PS /50% RS	*

*	Mr. Underwood was not a NEO in fiscal 2024, and as such fiscal 2024 information is not provided.

In reviewing the NEO’s LTIP target opportunities for fiscal 2025, the Compensation Committee largely maintained existing LTIP target percentages, determining that LTIP targets for NEOs were within acceptable proximity to market benchmarks and provided performance-based compensation and “at risk” pay consistent with our objectives. Additionally, the Compensation Committee desired to continue increasing

Mr. Armes performance-based compensation, informed by our compensation philosophy and evolving market practices. As such, while Mr. Armes’ LTIP target percentage did not change, his performance share award allocation was increased to 60%, and his restricted stock award allocation was reduced to 40%, of total LTIP.

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Executive Compensation
Compensation Discussion and Analysis

Burn Rates and Dilution
. The Compensation Committee also evaluates the impact of LTIP target opportunities and actual awards on “burn rates,” which measures the annual dilutive effect on our common stock resulting from shares awarded under our LTIP or otherwise. Generally, the Compensation Committee targets a Company-wide unadjusted “burn rate” of 1.0% or less for all annual grants of equity awards to all participants. Our equity granting practices have stayed well below this target every year since the Company’s inception, and the fiscal 2025 LTIP target opportunities established by the Compensation Committee ensured
this practice continued.
Equity Grant Timing and Valuation.
The Compensation Committee grants equity awards to NEOs at two points during the year: performance shares are granted in the first quarter of our fiscal year, and restricted stock is granted on or about October 1 (the middle of our fiscal year). The Compensation Committee does not grant equity awards to NEOs or other LTIP participants in anticipation of the release of material nonpublic information. Additionally, the Company does not time the release of material nonpublic information based on the grant date of equity awards.
The material terms and conditions of these equity awards are determined under the provisions of our existing equity compensation plan, which is available on the Company’s website at
www.cswindustrials.com
under “Investors —Financial Reports and Filings.”
The grant date fair value of the performance share and restricted stock awards granted to the NEOs during fiscal 2025, calculated in accordance with U.S. GAAP pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation—Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. The actual award values of the equity awards at grant differ from the “grant date fair value” disclosed in the Summary Compensation Table due to the required accounting methodology, as discussed in footnote 2. Additional information on the awards granted in fiscal 2025 is shown in the “2025 Grants of Plan-Based Awards” table.

Restricted Stock
Awards

Award Design
. Restricted stock awards in fiscal 2025 maintained all of the design characteristics of the prior year and were otherwise unchanged. The awards vest ratably over a three-year period, delivering a meaningful long-term incentive that balances risk and potential reward. These awards help executives build ownership in the Company, aligning their interests with shareholders, and serve as an effective retention tool, encouraging our executive officers to remain with the Company and perform at high levels. Restricted stock awards are variable compensation, and the Compensation Committee considers them to be “at risk”—no compensation is realized when awards are made, the awards are subject to forfeiture based on employment status, and their future value to the executive is directly determined by the Company’s stock price.
Valuation and Other Terms
. For the fiscal 2025 restricted stock awards, the reported value shown in the “Summary Compensation Table” was computed based on the “grant date fair value,” or the price of our common stock on the date of grant multiplied by the number of shares granted. The number of shares granted were computed by dividing target grant values by the volume weighted average trading price of our common stock in the last 20 trading days of August 2024, a methodology we have used since 2016.
Subject to limited exceptions, restricted
stock
awards are only earned if the individual continues to be employed by the Company through the vesting date. Unvested restricted stock has voting rights and earns dividends, if any, on the same basis as the Company’s outstanding unrestricted common stock.

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Executive Compensation
Compensation Discussion and Analysis

Performance Share A
w
ards

Award Design and Performance Metric.
Performance share awards in fiscal 2025 maintained all of the design characteristics of the prior year and were otherwise unchanged. The awards cliff vest at the end of a three-year performance period, and they have one performance metric—TSR relative to the members of the FTSE Russell 2000 Index. The Compensation Committee believes using TSR as the sole performance metric supports the Company’s strategic objective of emphasizing growth in excess of market levels and unquestionably aligns our executives’ interests with those of our shareholders. The Compensation Committee believes the use of the Russell 2000 Index for TSR benchmarking is highly relevant, as the Company is a member of the index and competes with other index members for investor capital. Additionally, comparison to a broad index, rather than individually selected companies, better suits the highly diversified nature of the Company’s business and, as a fully objective standard, mitigates risk in the program.
Vesting Matrix.
The Compensation Committee establishes a vesting matrix for performance shares when they are granted. This vesting matrix calculates the number of performance shares that vest relative to the number of shares originally granted. Like the AIP, this vesting matrix has an established upper limit and a minimum below which no shares will vest. For fiscal 2025, the vesting matrix established was 0% to 200% of the award value, unchanged from fiscal 2024. The vesting percentage is calculated using the Company’s TSR percentile ranking among the Russell 2000 Index members, and then multiplying the number of performance shares granted by the applicable interpolated vesting percentage, as set forth below:

PERFORMANCE SHARE VESTING MATRIX

Maximum if
TSR is negative
% Payout Score
200
150
100
50
0
30%
51%
70%
80%
100%

Relative TSR Percentile Ranking
As noted, the established vesting matrix features a limit on the number of shares that will vest if the Company’s TSR is negative for the performance period. If that occurs, the maximum amount of performance shares that can vest is 100%, even if the Company’s TSR performs above the 51 st
percentile of the Russell 2000 Index.
Valuation and Other Terms
. For the fiscal 2025 performance share awards, the reported value shown in the “Summary Compensation Table” was computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 143.0% of target, or $331.56 per share. This “grant date fair value” (i.e., 143.0% of the target amount) is reported in the “Summary Compensation Table” for the NEOs’ performance share awards. This reported amount is higher than the actual granted award value (i.e., 100% of the target amount) due to the accounting methodology for calculating this amount, as discussed in footnote 2 to the table.
The number of performance shares granted were computed by dividing target grant values by the volume weighted average trading price of our common stock in the last 20 trading days of March 2024, a methodology we have used since 2016. Performance shares are subject to forfeiture if the executive’s employment is terminated by the Company for cause or by the executive without good reason before the end of the three-year performance period. Until vesting, holders of performance shares do not have voting rights. They also do not receive dividends but are entitled to receive accrued dividend equivalents that vest, if at all, at the same percentage as the underlying award.

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Executive Compensation
Compensation Discussion and Analysis

Additional Executive Compensation
Information
Anti-Hedging and Anti-
Pledging
Under the Company’s Insider Trading Policy, which is available on our website at
www.cswindustrials.com
under “Investors —Corporate Governance,” directors, executives and other employees are prohibited from pledging stock, holding Company securities in a margin account, and engaging in transactions (such as trading in options, short sales, and sales “against the box”) designed to hedge against the value of the Company’s common stock.
Stock Ownership Guidelines
Our executive compensation program provides guidelines for executive ownership of Company common stock, expressed as a multiple of annual base salary. The Compensation Committee believes these guidelines encourage the alignment of executive and shareholder interests and promote the Company’s objective of building long-term shareholder value by requiring executives to build and maintain a meaningful stake in the Company.
The stock ownership guidelines are designed to encourage stock ownership at levels high enough to indicate management’s commitment to the Company and share value appreciation, while satisfying an individual executive’s prudent needs for investment diversification. The stock ownership guidelines are set by the Compensation Committee using competitive benchmarking data, and the guidelines are reviewed each year and updated as necessary. There were no changes to the stock ownership guidelines during fiscal 2025.
The Company’s current stock ownership guidelines for the NEOs
and
the number of shares needed to satisfy the guidelines are shown below.

Named Executive Officer	Ownership Guideline	Ownership Guideline at 3/31/2025 (# of Shares) (1)	Current Ownership (# of Shares and Multiple of Salary) (1)

Joseph B. Armes	6 x Annual Base Salary	17,495	70,668	24.2x

James E. Perry	3 x Annual Base Salary	5,094	27,210	16.0x

Donal J. Sullivan	3 x Annual Base Salary	4,888	30,792	18.9x

Luke E. Alverson	3 x Annual Base Salary	4,353	17,075	11.8x

Jeff A. Underwood	3 x Annual Base Salary	3,962	6,415	4.9x

(1)	Based on a price per share of $291.52, the closing price of the Company’s stock on March 31, 2025.
Executives are expected to meet the stock ownership guidelines within five years from the date the guidelines are first applicable. Recognizing the time required to achieve the ownership guidelines, our guidelines contain an interim retention requirement. Specifically, executives who do not yet meet the applicable ownership requirement must retain at least 75% of the vested common stock they receive from equity awards granted from the time the ownership guidelines become applicable, net of any shares used or sold to pay applicable tax withholding. For fiscal 2025, all NEOs satisfied their ownership guideline or retention requirement.
The Compensation Committee periodically reviews the stock ownership guidelines and no less than annually monitors the executives’ progress toward meeting their target ownership levels. Shares held directly by an executive count toward satisfying the requirements, as do unvested restricted stock awards, but unvested equity awards with performance-based vesting conditions do not.

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Executive Compensation

Compensation Discussion and Analysis

Recoupment of Incentive Compensation Policy

The Company maintains a NYSE-compliant Dodd-Frank Recoupment of Incentive Compensation Policy (the “Recoupment Policy”), which reinforces our commitment to our business objectives and core values. Under the Recoupment Policy, the Compensation Committee can “claw back” from an executive certain incentive compensation paid in the past three years if the Company is required to restate its financial statements. If a restatement occurs, the Compensation Committee will require any current or relevant former executive to reimburse the Company when the amount of compensation received was greater than the amount the Compensation Committee believes was actually earned based on the restated financial results. The Recoupment Policy does not require any finding of fault or malfeasance on the part of an executive to support the Company’s demand for recoupment.

Legacy Pension Plans

In connection with our spin-off from Capital Southwest Corporation in September 2015 (the “Spin-Off”), the Company assumed administrative responsibility and liability for certain legacy pension plans and the associated benefits payable to participating employees. On January 1, 2015, the legacy pension plans were closed to new participants. At the Spin-Off, the Company froze the legacy pension plans, and future benefits to plan participants ceased to accrue as of that date. Mr. Armes is the only NEO who accrued benefits under the legacy plans as part of his prior employment with Capital Southwest Corporation. In September 2019, the Company terminated the legacy pension plans.

The legacy pension plans included a qualified defined benefit, non-contributory retirement plan, as well as a restoration plan that provided benefits to the plan participants in the qualified plan to fulfill the intent of the qualified plan without regard to limitations under the Internal Revenue Code of 1986, as amended (the “Code”). The retirement benefits payable under the legacy pension plans depended on the participant’s years of service and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement. The amount of legacy pension plan benefits attributable to Mr. Armes as of March 31, 2025, and prior to the plan termination is shown in the “Pension Benefits” table below.

Other Benefits

As previously discussed, the Compensation Committee strives to make our executive compensation program primarily performance-based and, as such, does not provide perquisites for our executive officers other than benefits generally provided to all employees, such as profit sharing through the Company’s 401(k) plan and ESOP. Our executive compensation program from time to time may provide limited other benefits that the Compensation Committee determines to be competitive with the level of benefits offered by the companies with which we compete for executive talent. Any such benefits would serve to meet our stated objective of attracting and retaining executive talent. In addition, some benefits may, in the Compensation Committee’s view, be provided for the Company’s benefit, notwithstanding any personal benefit an executive may derive. No such other benefits were provided in fiscal 2025.

Chief Executive Officer Compensation in Fiscal 2025

The Compensation Committee set our CEO’s compensation in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. In the interest of providing shareholders with a better understanding of Mr. Armes’ compensation for fiscal 2025, we are providing the following discussion and analysis.

Employment Agreement

On October 1, 2015, the Company entered into an employment agreement with Mr. Armes. The employment agreement provides that Mr. Armes will serve as Chief Executive Officer of the Company and that the Board will nominate Mr. Armes for election to the Board during the term of the agreement. The employment agreement had an initial term of two years, but the term automatically extends for additional one-year periods unless Mr. Armes’ employment is terminated as provided in the employment agreement.

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Executive Compensation

Compensation Discussion and Analysis

Base Salary and Incentive Opportunities

Base Salary

During fiscal 2025, Mr. Armes’ base salary was increased by 6.3% to $850,000. As discussed previously, this increase was made to address proximity to competitive market benchmarks, consistent with our stated executive compensation objectives and principles and supported by Mr. Armes’ performance.

AIP Target and Fiscal 2025 Award

During fiscal 2025, Mr. Armes’ target AIP opportunity was maintained at 130% of base salary. After performance results for the fiscal year were confirmed, the Compensation Committee approved a total AIP payout of $1,147,784 or 104% of target, broken down as follows:

Metric	Amount ($)	Weight	Payout

Consolidated EBITDA	711,399	60%	107%

Consolidated Operating Cash Flow	141,385	15%	85%

Individual Performance	295,000	25%	107%

LTIP Target and Fiscal 2025 LTIP Awards

Annual LTIP Awards. During fiscal 2025, Mr. Armes’ target LTIP opportunity was maintained at 375% of base salary. As discussed above, the Compensation Committee adjusted Mr. Armes’ LTIP award mix to be 60% performance shares and 40% restricted stock. This award mix adjustment increased Mr. Armes’ performance-based compensation as a percentage of total target compensation to 58.7%.

Accordingly, Mr. Armes received an award of 8,236 performance shares in May 2024 ($1,912,500 target award value), and an award of 4,089 shares of restricted stock in October 2024 ($1,275,000 target award value). Mr. Armes did not receive any special equity awards outside of the LTIP in fiscal 2025.

Benefits Upon Termination

Under Mr. Armes’ employment agreement, if his employment is terminated due to death or disability, Mr. Armes will receive (1) his base salary and any unpaid benefits (including death benefits) through the date of termination; (2) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; and (3) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and to the extent that the performance conditions have been satisfied. Any options he holds will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company without “cause” or by Mr. Armes for “good reason,” Mr. Armes will receive (1) his base salary and any unpaid benefits through the date of termination; (2) a lump sum payment equal to two times the sum of (a) his then-current base salary or any higher base salary that was in effect during the 12 months prior to the date of termination, and (b) the greater of his annual AIP payment for the prior fiscal year or his target AIP incentive for the current year; (3) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; (4) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year; and (5) continued medical and dental insurance for him and his dependents for 24 months following the date of termination. Additionally, and with certain exceptions related to Mr. Armes’ Special Equity Grant, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and only to the extent that the performance conditions have been satisfied.

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Executive Compensation

Compensation Discussion and Analysis

If Mr. Armes’ employment is terminated by the Company for “cause” or by Mr. Armes without “good reason,” Mr. Armes will receive only his base salary and any unpaid benefits through the date of termination.

Additionally, Mr. Armes participates in the Company’s Executive Change in Control and Severance Benefit Plan (the “CIC and Severance Plan”). To the extent the provisions of the CIC and Severance Plan are more beneficial to Mr. Armes than the terms set forth in his employment agreement, such provisions would apply in the applicable termination scenario.

The employment agreement also provides that Mr. Armes will not engage in activities that are competitive with the Company’s business or solicit any key employees of the Company to leave or accept employment with another company for 24 months following the date of termination.

Executive Change in Control and Severance Benefit Plan

The Company maintains the CIC and Severance Plan. This plan is publicly filed, and its features are described more fully under “Potential Payments upon Termination or Change-In-Control—CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan” below. The Compensation Committee believes that this plan benefits shareholders in providing consistency and transparency in severance benefits if an executive officer’s employment is terminated, and also supports alignment between executive interests and shareholder interests should a transformative transaction arise that is in shareholders’ best interests.

Review and Assessment of Compensation Under Termination Scenarios

The Compensation Committee regularly reviews each NEO’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by the Company, and resignation or retirement by the executive. Tally sheets setting forth all the listed scenarios are prepared by management and reviewed by the Compensation Committee with input from WTW. Based on its most recent review of the tally sheets, the Compensation Committee determined that the potential payments that would be provided to the NEOs were consistent with our executive compensation objectives and principles.

Executive Compensation Program Changes for Fiscal 2026

For the benefit of our shareholders, we summarize below certain changes and other matters that the Compensation Committee has approved regarding our fiscal 2026 executive compensation program. These and any other fiscal 2026 compensation program changes will be discussed in further detail in our proxy statement for the 2026 annual meeting of shareholders.

Annual Incentive Plan Changes

Metric Target Setting Process. In fiscal 2025 and as stated above, the Compensation Committee returned to annual target setting for our AIP performance metrics. This followed a period of four years during which we used a less-than-annual target setting process for AIP metrics, as we dealt with COVID-related uncertainty and disruptions, the integration of material acquisitions, and an unprecedented inflationary environment and significant volatility in actual and forecasted input costs, including freight. As we concluded fiscal 2025 and entered fiscal 2026, rapid changes in domestic and international trade policy and the threat and/or implementation of increased and retaliatory tariffs created significant macroeconomic turmoil and uncertainty regarding market demand, input costs, and freight. Due to this, forecasting annual performance targets for our AIP metrics became incredibly difficult, which magnified risks within the AIP program in a manner similar to what we experienced in the fiscal 2021-2024 time frame.

To address these risks, for fiscal 2026, the Compensation Committee, with the support of WTW and management, will return to a semi-annual target-setting process for our AIP metrics, the same as used during the fiscal 2022-2024 time frame. As was demonstrated during prior years, the semi-annual AIP target-setting process provides an artful solution to target setting challenges that exist in the face of unique market conditions and their associated challenges, which are again present in fiscal 2026. Utilizing more frequent than annual target setting intervals has a limiting effect on AIP payouts—it mitigates the risk of inflated payouts that can result from targets being set too conservatively in the face of significant uncertainty, and, due to having multiple measurement

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Executive Compensation

Compensation Discussion and Analysis

periods, it makes achieving “maximum” payout levels for the full year more difficult. Conversely, it provides the Compensation Committee and management with the ability to address rapidly changing market conditions, reducing the potential for out-of-cycle adjustments to established AIP metric targets.

The Compensation Committee will continue to adhere to our compensation objectives and principles in fiscal 2026, including ensuring that performance targets for all financial metrics used in our AIP are set at objective, challenging levels that require significant effort and achievement by our NEOs for a target payout to occur.

Payout Matrix Update. For fiscal 2026, the Compensation Committee has approved an expansion of the lower end of the payout matrix for the AIP’s EBITDA and OCF financial metrics. As shown in the table below, the existing “threshold” (or 50% payout) will remain at 85% of target for the EBITDA metric and at 80% of target for the OCF metric; however, a new “lower threshold” (or 30% payout) will be added at 70% of target for the EBITDA metric and at 60% of target for the OCF metric. This change was made to better align the AIP’s payout matrix with our custom peer group and broader market practices regarding short-term incentive programs.

EBITDA Payout Matrix

Lower Threshold (30% Payout)	Interim Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

70% of Target	85% of Target	100% of Target	115% of Target

Operating Cash Flow Payout Matrix

Lower Threshold (30% Payout)	Interim Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

60% of Target	80% of Target	100% of Target	120% of Target

Consistent with the philosophy and approach used in prior years, the Compensation Committee will continue to evaluate performance levels for our AIP payout matrix to ensure an appropriate level of rigor is maintained, and that maximum performance remains a realistic probability to motivate overperformance for shareholders’ benefit.

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Executive Compensation

Summary Compensation Table

Summary Compensation Table

The following table sets forth compensation information for our NEOs—the individuals who served during fiscal 2025 as principal executive officer and principal financial officer of the Company, and the three other most highly compensated executive officers of the Company serving at the end of fiscal 2025.

Name and Principal Position	Year(1)	Salary ($)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph B. Armes Chairman, CEO and President	2025	850,000	4,221,414	(6)	1,147,784	5,148	106,133	6,330,479
	2024	800,000	3,733,051		1,324,960	3,022	102,212	5,963,245
	2023	700,000	2,251,035		1,223,950	—	101,502	4,276,487
James E. Perry Executive VP, CFO	2025	495,000	1,125,065	(7)	391,512	—	74,521	2,086,098
	2024	475,000	1,005,765		453,862	—	75,881	2,010,508
	2023	450,000	927,762		424,407	—	77,719	1,879,888
Donal J. Sullivan Executive VP, Chief Strategy Officer	2025	475,000	1,079,451	(8)	374,936	—	70,992	2,000,379
	2024	475,000	1,005,765		466,510	—	71,709	2,018,984
	2023	450,000	1,086,290		451,491	—	76,705	2,064,486
Luke E. Alverson Senior VP, General Counsel and Secretary	2025	423,000	659,147	(9)	244,548	—	76,820	1,403,515
	2024	412,000	573,257		280,191	—	77,010	1,342,458
	2023	375,000	436,848		243,891	—	78,308	1,134,047
Jeff A. Underwood Senior VP & GM, Contractor Solutions	2025	385,000	667,015	(10)	244,792	—	76,561	1,373,368

(1)	The Company’s fiscal year begins April 1 and ends March 31.

(2)

Represents the grant date fair value of long-term equity incentive awards under the Company’s LTIP computed in accordance with FASB ASC 718 “Compensation—Stock Compensation,” including the impact of forfeitures. The incentive awards are granted in the form of restricted stock, which generally vest ratably over a three-year period, and performance shares. The performance criteria for the performance share awards is based on the Company’s TSR over a three-year period compared to the TSR of the Company’s applicable benchmark group for the same period, as described in further detail under “Executive Compensation Program—Long-Term Equity Incentives—Performance Share Awards” above. The reported value of the performance unit awards is computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 143.0% of target, or $311.56 per share. Payout for the performance share awards can range from 0% to a maximum of 200%. Assumptions used in the valuations are discussed in Note 5 to the Company’s audited consolidated financial statements for the year ended March 31, 2025, in the Annual Report.

(3)	The amounts in this column include an annual cash incentive bonus for fiscal 2025 under the Company’s AIP that was earned in fiscal 2025 but paid in fiscal 2026.

(4)	Reflects the annualized change in pension value under the restoration plan. There are no above-market or preferential earnings on compensation deferred under the restoration plan.

(5)	The components of this column for fiscal 2025 are set forth in the table below, calculated at the aggregate incremental cost to the Company (all in U.S. dollars):

Name	Retirement Plan Contributions ($)(A)	ESOP Contributions ($)(B)	Insurance Premiums ($)(C)	Dividends Paid ($)(D)	Total ($)

Joseph B. Armes	31,050	20,700	14,079	40,304	106,133

James E. Perry	31,050	20,700	18,405	4,365	74,521

Donal J. Sullivan	31,050	20,700	14,551	4,691	70,992

Luke E. Alverson	31,050	20,700	22,832	2,238	76,820

Jeff A. Underwood	31,050	20,700	22,742	2,069	76,561

(A)	Includes matching and discretionary Company contributions to the NEOs under the Company’s 401(k) plan, which is generally available to all the Company’s U.S. employees.

(B)

Includes Company contributions to the Company’s ESOP for fiscal 2025, which is generally available to all the Company’s U.S. employees. These amounts were accrued in fiscal 2025 but contributed in fiscal 2026.

(C)	Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(D)	Includes dividends paid on outstanding, unvested restricted stock awards, which are entitled to voting and dividend rights at grant.

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Executive Compensation

Summary Compensation Table

(6)

Includes annual grants of 4,089 shares of restricted stock ($1,490,686) and 8,236 shares of performance shares ($2,730,728) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $364.56, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2024, the date of grant. Performance unit award values were calculated using a fair value of $331.56 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $4,263,283.

(7)

Includes annual grants of 1,389 shares of restricted stock ($506,374) and 1,866 shares of performance shares ($618,691) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $364.56, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2024, the date of grant. Performance unit award values were calculated using a fair value of $331.56 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $965,916.

(8)

Includes annual grants of 1,333 shares of restricted stock ($485,958) and 1,790 shares of performance shares ($593,492) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $364.56, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2024, the date of grant. Performance unit award values were calculated using a fair value of $331.56 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $926,576.

(9)

Includes annual grants of 814 shares of restricted stock ($296,752) and 1,093 shares of performance shares ($362,395) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $364.56, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2024, the date of grant. Performance unit award values were calculated using a fair value of $331.56 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $565,781.

(10)

Includes annual grants of 962 shares of restricted stock ($350,707) and 954 shares of performance shares ($316,308) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $364.56, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2024, the date of grant. Performance unit award values were calculated using a fair value of $331.56 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance shares at grant date, assuming the highest level of performance conditions, was $493,829.

2025 Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to the NEOs for the year ended March 31, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Joseph B. Armes	5/28/2024	(3)	552,500	1,105,000	2,210,000
	5/28/2024					4,118	8,236	16,472		2,730,728	(4)
	10/1/2024								4,089(5)	1,490,686

James E. Perry	5/28/2024	(3)	185,625	371,250	742,500
	5/28/2024					933	1,866	3,732		618,691	(4)
	10/1/2024								1,389(5)	506,374

Donal J. Sullivan	5/28/2024	(3)	178,125	356,250	712,500
	5/28/2024					895	1,790	3,580		593,492	(4)
	10/1/2024								1,333(5)	485,958

Luke E. Alverson	5/28/2024	(3)	116,325	232,650	465,300
	5/28/2024					547	1,093	2,186		362,395	(4)
	10/1/2024								814(5)	296,752

Jeff A. Underwood	5/28/2024	(3)	105,875	211,750	423,500
	5/28/2024					477	954	1,908		316,308	(4)
	10/1/2024								962(5)	350,707

(1)

The number of shares listed represents long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance criteria for these awards is based on the Company’s TSR from April 1, 2024 through March 31, 2027 compared to the TSR performance of the members of the Russell 2000 Index for the same period, as described in further detail under “Executive Compensation Program—Long-Term Equity Incentives—Performance Share Awards” above.

(2)	These amounts represent the fair value, as determined under FASB ASC Topic 718, of the awards based on the grant date fair value estimated by the Company for financial reporting purposes.

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Executive Compensation

2025 Grants of Plan-Based Awards

(3)

Under the AIP, the primary performance measures are internally defined metrics based on operating income, cash flow from operations, and achievement of individual performance objectives. See “Executive Compensation Program—Annual Incentive Program” above. Actual amounts payable under the AIP, if any, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the NEOs based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target.

(4)

Represents the fair value on the date of grant, as described in footnote (2), of the performance shares awarded, which values were calculated using a fair value of $331.56 per share determined by using the Monte Carlo simulation. The actual value may be more or less depending on the Company’s TSR performance during the applicable three-year performance period.

(5)

The amounts shown reflect the numbers of shares of restricted stock granted to each NEO pursuant to the Company’s 2024 Equity and Incentive Compensation Plan. The shares vest ratably over a three-year period on each anniversary of the date of grant.

Outstanding Equity Awards at Year-End 2025

The following table sets forth certain information with respect to outstanding equity awards held by each of the NEOs as of March 31, 2025, the last day of fiscal 2025. As of that date, no NEO had any outstanding stock option awards.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)

Joseph B. Armes	11,673(2)	3,402,913	28,066(3)	16,363,601

	31,496(4)	9,181,714	7,689(5)	4,482,995

	20,051(6)	5,845,267	12,519(7)	7,299,078

			8,263(8)	4,817,660

James E. Perry	4,158(9)	1,212,140	2,993(5)	1,745,039

			3,064(7)	1,786,435

			1,874(8)	1,092,617

Donal J. Sullivan	4,355(10)	1,269,570	3,418(5)	1,992,831

			3,064(7)	1,786,435

			1,798(8)	1,048,306

Luke E. Alverson	2,217(11)	646,300	1,526(5)	889,719

			1,747(7)	1,018,571

			1,097(8)	639,595

Jeff A. Underwood	2,192(12)	639,012	860(5)	501,414

			1,109(7)	646,591

			958(8)	558,552

(1)

Calculated using a price per share of $291.52, the closing market price of the Company’s common stock as reported by Nasdaq on March 31, 2025, the last trading day before the end of the Company’s last completed fiscal year.

(2)

Mr. Armes’ shares of restricted stock (all of which are part of the annual LTIP and not part of the fiscal 2022 CEO retention and succession arrangement) vest as follows: 6,593 shares on October 1, 2025; 3,717 shares on October 1, 2026; and 1,363 shares on October 1, 2027.

(3)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement, including accrued dividend equivalent units. The performance measure for these shares was based on the Company’s TSR over the period from April 1, 2021 through each of March 31, 2025, 2026, and 2027, compared to the TSRs of the members of the Russell 2000 Index for the same periods. Payouts range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares reflects a vesting of the first tranche of performance shares at 200% effective April 1, 2025, and assumes vesting at 200% for the remaining award.

(4)	These shares represent shares of restricted stock under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement. These shares cliff vest on April 26, 2026.

(5)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s annual LTIP, including accrued dividend equivalent units. The performance measure set for this plan was based on the Company’s TSR over the period from April 1, 2022 through March 31, 2025 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts ranged from 0% to a maximum of 200% of the shares granted. The number of shares reported vested at 200% effective April 1, 2025, and the associated value reported reflects this vesting percentage.

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Executive Compensation

Outstanding Equity Awards at Year-End 2025

(6)

These shares represent restricted stock units under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement, including accrued dividend equivalent rights. 40% of the shares will vest (not earlier than April 2025) after a successor CEO is successfully recruited and hired, and 60% of the shares will vest upon the successful first employment anniversary of the successor CEO. The amount shown assumes full satisfaction of the associated performance conditions.

(7)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s annual LTIP, including accrued dividend equivalent units. The performance measure for this plan is based on the Company’s TSR over the period from April 1, 2023 through March 31, 2026 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(8)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s annual LTIP, including accrued dividend equivalent units. The performance measure for this plan is based on the Company’s TSR over the period from April 1, 2024 through March 31, 2027 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(9)	Mr. Perry’s shares of restricted stock vest as follows: 2,480 shares on October 1, 2025; 1,216 shares on October 1, 2026; and 463 shares on October 1, 2027.

(10)	Mr. Sullivan’s shares of restricted stock vest as follows: 2,714 shares on October 1, 2025; 1,197 shares on October 1, 2026; and 444 shares on October 1, 2027.

(11)	Mr. Alverson’s shares of restricted stock vest as follows: 1,245 shares on October 1, 2025; 700 shares on October 1, 2026; and 271 shares on October 1, 2027.

(12)	Mr. Underwood’s shares of restricted stock vest as follows: 1,189 shares on October 1, 2025; 683 shares on October 1, 2026; and 321 shares on October 1, 2027.

2025 Option Exercises and Stock Vested

The following table sets forth certain information with respect to restricted stock vesting during the fiscal year ended March 31, 2025, with respect to the NEOs. The Company does not grant stock options or stock appreciation rights.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Joseph B. Armes	20,046	5,649,704

James E. Perry	8,260	2,296,601

Donal J. Sullivan	9,334	2,585,210

Luke E. Alverson	3,710	1,045,058

Jeff A. Underwood	4,356	1,168,085

(1)	The number of shares reported includes shares that were surrendered during the fiscal year ended March 31, 2025, to satisfy taxes upon the vesting of restricted stock awards.

(2)

Reflects the gross number of shares acquired on vesting multiplied by the closing market price of the Company’s common stock on the vesting date. Includes the value of shares surrendered to satisfy taxes upon the vesting of restricted stock awards.

2025 Pension Benefits

The following table sets forth certain information as of March 31, 2025, with respect to pension benefits attributable to our NEOs. Please refer to “Executive Compensation Program—Legacy Pension Plans” above for a narrative description of our pension plans.

Name	Plan Name(1)	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Joseph B. Armes	Restoration Plan	2.25	102,555	—

James E. Perry	—	—	—	—

Donal J. Sullivan	—	—	—	—

Luke E. Alverson	—	—	—	—

Jeff A. Underwood	—	—	—	—

(1)

The pension plans listed represent legacy plans assumed from CSWC in connection with the Spin-Off. The plans listed were frozen on October 1, 2015, and no benefits have accrued to any plan participant following that date. The plans listed were subsequently terminated in September 2019. Mr. Armes’ 2.25 years of credited service under the Restoration Plan is attributable to his employment with CSWC prior to the Spin-Off. The present value of accumulated benefit shown is an actuarial present value derived from the plans’ provisions, which is influenced by credited service and based on the mortality and discount rate assumptions used for financial reporting purposes (but excluding pre-retirement mortality). Assumptions used in the valuations are discussed in Note 14 to the Company’s audited consolidated financial statements for the year ended March 31, 2025 in the Annual Report.

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Executive Compensation

Potential Payments upon Termination or Change-In-Control

Potential Payments upon Termination or Change-In-Control

The information below describes compensation that would have been paid under existing plans and contractual arrangements to the NEOs in the event of a termination of the executive’s employment with the Company or change in control of the Company, assuming these events occurred on March 31, 2025. Amounts shown therefore include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives based upon their respective compensation and service levels as of such date and the closing price of the Company’s common stock on March 31, 2025, of $291.52. The actual amounts to be paid can only be determined at the time of a change in control or the executive’s termination of employment with the Company. Upon any termination of employment, each of the NEOs would also be entitled to the vested amounts, if any, shown in the “2024 Pension Benefits” table above.

CSW Industrials Executive Change in Control and Severance Benefit Plan

All the NEOs participated in the Company’s CIC and Severance Plan as of March 31, 2025. The CIC and Severance Plan provides benefits for termination of employment under three scenarios: by the Company without cause or by the executive for good reason; following a qualifying change in control; and upon death or disability. In any scenario, benefits are only paid after the executive (or the executive’s estate) executes a release in favor of the Company.

The CIC and Severance Plan provides benefits based on two participant levels, referred to as Level One and Level Two. Currently, Mr. Armes is the only Level One participant, and all other NEOs are Level Two participants.

Termination Without Cause by the Company or For Good Reason by the Executive

Upon an executive’s termination by the Company without cause or by the executive for good reason, the executive is entitled to the following severance benefits:

•	A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•	A lump sum payment equal to (a) in the case of a Level One participant, two times, and (b) in the case of a Level Two participant, one times, 12 months of base salary;

•

Continuation of health and welfare benefits for the earlier of the executive’s acceptance of full-time employment with another entity and (a) in the case of a Level One participant, 24 months following termination, and (b) in the case of a Level Two participant 12 months, following termination, in any case at a cost equal to the cost for an active employee for similar coverage; and

•

Immediate vesting in full of all unvested equity awards that have a vesting date within (a) in the case of a Level One participant, two years, and (b) in the case of a Level Two participant, one year, of the date of termination, in accordance with the terms of the applicable award agreements.

As used in the CIC and Severance Plan, “cause” generally means: (a) the commission of an act of personal dishonesty intended to result in substantial personal enrichment to the detriment of the Company; (b) the conviction or plea of nolo contendere to a misdemeanor involving moral turpitude or a felony; (c) the failure to perform work responsibilities; (d) violation of any of the Company’s material policies or procedures; or (e) any material breach of any material agreement with the Company, and in the cases of (c), (d) and (e), where such failure, violation or breach has continued for more than 30 days following written notice to the executive.

As used in the CIC and Severance Plan, “good reason” generally means, without the express written consent of the executive: (a) a material reduction in base compensation; (b) a material diminution in authority, duties, or responsibilities; (c) a permanent relocation more than 50 miles from where services were normally performed; (d) a material reduction in the authority, duties, or responsibilities of the person to whom the executive reports; or (e) any other action or inaction that constitutes a material breach by the Company of its obligations under the CIC and Severance Plan or any other material agreement to which the Company and the executive are parties.

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Executive Compensation

Potential Payments upon Termination or Change-In-Control

Termination Following a Change in Control

Upon the occurrence of a Change in Control (as defined in the Company’s 2024 Equity and Incentive Compensation Plan) and without a requirement that the executive’s employment be terminated, all then-outstanding unvested equity awards (including restricted stock and performance share awards) will fully vest, in accordance with the terms of the applicable award agreements.

If an executive’s employment is terminated without cause by the Company or for good reason by the executive, in either case within two years following a Change in Control, then the executive is entitled to the following severance benefits:

•	A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•

A lump sum payment equal to (a) in the case of a Level One participant, three times, and (b) in the case of a Level Two participant, two times, the sum of (i) 12 months of base salary plus (ii) the executive’s target AIP award for the current fiscal year;

•

Continuation of health and welfare benefits for the earlier of 24 months following termination or the executive’s acceptance of full-time employment with another entity, at a cost equal to the cost for an active employee for similar coverage.

In addition to the above, an executive would be entitled to any unpaid base salary through the date of termination, any AIP earned for a completed fiscal year but not yet paid, any unreimbursed business or other expenses through the date of termination, and any employee benefits to which the executive is entitled pursuant to the terms of the plans governing the benefits.

Additionally, the CIC and Severance Plan does not contemplate tax “gross up” payments. Instead, under a “best of net” provision in the CIC and Severance Plan, if any payments or benefits to which an executive is entitled are likely subject to the tax imposed by Section 4999 of the Code, the payment will be reduced such that Section 4999 does not apply or be paid in full, whichever produces the better net after-tax position, as determined by the Board in good faith.

Termination Due to Death or Disability

Upon an executive’s death or disability, the executive (or the executive’s estate) would be entitled to receive: (a) a pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year; and (b) continued medical and dental insurance coverage for 12 months following termination, at a cost equal to the cost for an active employee for similar coverage. Additionally, all then-outstanding unvested equity awards will fully vest, in accordance with the terms of the applicable award agreements.

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Executive Compensation

Potential Payments upon Termination or Change-In-Control

Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the NEOs, assuming the executive’s employment had terminated on March 31, 2025. For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on that date. In addition to the payments set forth in the following table, Mr. Armes may receive certain payments upon his termination or a change-in-control pursuant to the legacy pension plans. Previously vested benefits under those plans for Mr. Armes are disclosed in the “2025 Pension Benefits” table above.

		Payout ($)

Triggering Event	Compensation Component	Joseph B. Armes(1)	James E. Perry	Donal J. Sullivan	Luke E. Alverson	Jeff A. Underwood
Death	Life insurance benefit (third party payment)	50,000	50,000	50,000	50,000	50,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,324,690	453,862	466,510	280,191	211,750
	Health & welfare benefit	14,079	18,405	14,551	22,832	22,742
	Immediate vesting of equity awards(2)	20,979,528	3,524,185	3,683,355	1,920,242	1,492,291
	TOTAL	22,318,297	4,046,452	4,214,416	2,273,265	1,776,783
Disability	Pro-rata annual incentive award (greater of target or last year actual)	1,324,690	453,862	466,510	280,191	211,750
	Health & welfare benefit	14,079	18,405	14,551	22,832	22,742
	Immediate vesting of equity awards(2)	20,979,528	3,524,185	3,683,355	1,920,242	1,492,291
	TOTAL	22,318,297	3,996,452	4,164,416	2,223,265	1,726,783
Termination Without Cause by the Company or For Good Reason by the Executive	Termination payment	3,910,000	495,000	475,000	423,000	385,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,324,690	453,862	466,510	280,191	211,750
	Immediate vesting of certain equity awards(2)(3)	26,824,796	1,595,489	1,787,601	807,802	597,324
	Health & welfare benefit	28,158	18,405	14,551	22,832	22,742
	TOTAL	32,087,644	2,562,756	2,743,662	1,533,825	1,216,816
Change-in-Control—Employment Continues	Immediate vesting of equity awards(2)	26,824,796	3,524,185	3,683,355	1,920,242	1,492,291
	TOTAL	26,824,796	3,524,185	3,683,355	1,920,242	1,492,291
Change-in-Control—Termination Without Cause by the Company	Termination payment	5,865,000	1,732,500	1,662,500	1,311,300	1,193,500
	Pro-rata annual incentive award (greater of target or last year actual)	1,324,690	453,862	466,510	280,191	211,750
	Immediate vesting of equity awards(2)	26,824,796	3,524,185	3,683,355	1,920,242	1,492,291
	Health & welfare benefit	28,158	36,810	29,102	45,664	45,484
	TOTAL	34,042,644	5,747,357	5,841,467	3,557,397	2,943,025

(1)

Amounts shown for Mr. Armes are determined in accordance with the terms of his employment agreement, discussed under “Chief Executive Officer Compensation in Fiscal 2025,” as well as the CIC and Severance Plan. Where benefits between the employment agreement and the CIC and Severance Plan overlap, the highest potential amount is shown.

(2)

These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of the event was equal to the closing price of the Company’s common stock on March 31, 2025 ($291.52), the last trading day of fiscal 2025. Additionally, it assumes that, for performance shares that have not vested, the performance conditions are satisfied at target (100%) vesting at the time of termination.

(3)

Pursuant to Mr. Armes’ employment agreement, all unvested equity awards vest immediately in this termination scenario. For the other NEOs under the CIC & Severance Plan, the shares vesting within one year following termination automatically vest.

| 2025 Proxy Statement	65

Executive Compensation

CEO Pay Ratio

CEO Pay Ratio

Determination Date and Measurement Period

We used the fiscal year ended March 31, 2025 as the compensation measurement period to determine the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Armes (“Median Annual Compensation”). We identified our employee who received the Median Annual Compensation (the “Median Employee”) as of March 31, 2025 (the “Determination Date”).

Median Employee Identification and Compensation Calculation

As of the Determination Date, we had approximately 2,600 employees, including approximately 1,250 located in Vietnam. This employee pool includes all full-time, part-time, seasonal, and temporary employees of the Company and its subsidiaries. This number does not include any independent contractors or “leased” workers. For purposes of identifying the Median Employee this year, we excluded 15 employees from the pool, representing all of our employees in Australia (8) and the UK (7), using the permitted “deminimis” exception.

We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our employees consistent with the methodology used for our NEOs set forth in the “Summary Compensation Table.” This includes taxable wages per payroll records and as reported to authorities, which reflect, among other things, salary, wages, bonuses, and stock compensation, if any. Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rate in effect at the end of fiscal 2025. We did not make any cost-of-living adjustments in calculating the Median Annual Compensation or in identifying the Median Employee.

A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year because, among other things, they commenced employment after the beginning of the year or took an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

Based on the above methodology, our Median Employee was identified as an hourly manufacturing team member located in Royse City, Texas, and their Median Annual Compensation for fiscal 2025 was $35,551. For additional context, the Median Annual Compensation among our North American employees for fiscal 2025 was $73,667.

CEO Compensation

For fiscal 2025, the annual total compensation of Mr. Armes, our Chief Executive Officer, was $6,330,479, calculated using the total of all applicable compensation elements reported in the “Summary Compensation Table” (“CEO Compensation”).

Pay Ratio

For fiscal 2025, the ratio of CEO Compensation to the Median Annual Compensation was 178 to 1.

This CEO Compensation to the Median Annual Compensation ratio is a reasonable good faith estimate calculated in a manner consistent with SEC regulations using the data and assumptions summarized above. The assumptions we used are specific to our Company and our employee population. Because the SEC’s regulations for identifying the Median Employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, the Company’s pay ratio disclosure may not be comparable to that reported by other companies.

Additionally, our pay ratio is not an element that the Compensation Committee considers in setting CEO compensation, nor is CEO Compensation a material element that management considers in making compensation decisions for non-officer employees.

66	| 2025 Proxy Statement

Executive Compensation
Pay Versus Performance Disclosure

Pay Versus Performance Disclosure
The following table sets forth required disclosures regarding our principal
executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.
These required disclosures include a figure labeled “Compensation Actually Paid” (“CAP”), which is calculated pursuant to SEC disclosure requirements. While CAP includes some compensation elements that are actually paid by the Company and received by the NEOs (namely, base salary and AIP payments), CAP includes amounts that the Company did not actually pay to the NEOs in the fiscal years below and that the NEOs did not receive from the Company. As such, CAP is not equivalent to realized pay.
The Compensation Committee did not consider these disclosures in evaluating compensation decisions in any year shown. For a fulsome discussion of how the Compensation Committee does seek to align executive pay with Company performance when making compensation decisions, please refer to “The Compensation Decision Making Process” and “Executive Compensation Program” in the CD&A.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) ($)	Value of Initial Fixed $100 Investment based on (3) :		Net Income ($ Thousands)	EBITDA (4) ($ Thousands)
					TSR ($)	Peer Group TSR ($)

2021	3,639,862	11,391,348	1,091,141	2,199,938	227.50	177.22	40,099	91,329

2022	17,043,097	12,476,830	1,506,616	945,584	198.16	188.76	67,319	133,323

2023	4,276,487	9,426,129	1,426,777	2,102,263	234.13	186.26	96,574	174,067

2024	5,963,245	24,801,517	1,661,475	3,501,738	395.35	205.68	102,539	200,013

2025	6,330,479	17,689,641	1,715,506	2,644,990	491.27	176.57	136,652	227,860

(1)	The individuals comprising the PEO and Non-PEO NEOs for each year presented are listed below :

	2025	2024	2023	2022	2021
PEO: NON-PEO NEOS:	Joseph Armes James Perry Donal Sullivan Luke Alverson Jeff Underwood	Joseph Armes James Perry Donal Sullivan Luke Alverson Danielle Garde	Joseph Armes James Perry Donal Sullivan Luke Alverson Danielle Garde	Joseph Armes James Perry Donal Sullivan Luke Alverson	Joseph Armes James Perry Donal Sullivan Craig Foster Luke Alverson Gregg Branning

(2)
The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation
S-K.
To calculate CAP for the PEO and
Non-PEO
NEOs, the following adjustments were made to the Summary Compensation Table (“SCT”) Total in accordance with SEC methodology:

	2025		2024		2023		2022		2021
Year	PEO ($)	Non-PEO NEO Average ($)	PEO ($)	Non-PEO NEO Average ($)	PEO ($)	Non-PEO NEO Average ($)	PEO ($)	Non-PEO NEO Average ($)	PEO ($)	Non-PEO NEO Average ($)
SCT Total	6,330,479	1,715,506	5,963,245	1,661,475	4,276,487	1,426,777	17,043,097	1,506,616	3,639,862	1,091,141
Less: Change in Actuarial Value of Pension Plan Value	(5,148)	—	(3,022)	—	13,961	—	6,486	—	(4,664)	—
Less: GDFV of Equity Awards Reported in SCT Total Compensation	(4,221,414)	(882,670)	(3,733,051)	(781,912)	(2,251,035)	(661,237)	(15,314,974)	(726,354)	(1,775,967)	(420,831)
Plus: Year End Fair Value of Equity Awards Granted in Covered Year	5,145,837	1,012,317	6,923,908	1,412,904	2,982,181	866,910	12,266,848	593,743	3,980,706	963,571
Change in Fair Value of Equity Awards that Vested in Covered Year	946,913	268,780	322,469	85,356	(65,768)	(5,276)	(22,956)	(5,535)	6,190	(2,527)
Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	9,492,974	351,722	15,327,968	995,941	4,470,303	475,088	(1,498,186)	(422,887)	5,545,221	568,584
Calculated CAP	17,689,641	2,644,990	24,801,517	3,501,738	9,426,129	2,102,263	12,476,830	945,584	11,391,348	2,199,938

The above equity award values are calculated in accordance with FASB ASC Topic 718.

| 2025 Proxy Statement	67

Executive Compensation
Pay Versus Performance Disclosure

(3)
The Peer Group TSR set forth in this table utilizes a custom peer group, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report. The comparison assumes $100 was invested for the period starting April 1, 2020, through March 31 of the listed year in each of the Company and in the custom peer group, respectively.

(4)
We determined EBITDA to be the most important financial performance measure used to link Company performance to the calculated CAPs of our PEO and
Non-PEO
NEOs in fiscal 2025. This performance measure may not have been the most important financial performance measure for fiscal years 2021, 2022, 2023 and 2024, and we may determine a different financial performance measure to be the most important financial performance measure in future years. EBITDA is defined for purposes of the AIP as set forth above in the “Compensation Discussion and Analysis” section. See Exhibit A for GAAP reconciliation information.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Performance

The following chart sets forth the
relationship
between the CAP calculation of our PEO, the average CAP of our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

The following chart sets forth the relationship between the calculated CAP of our PEO, the average CAP of our other NEOs, and the Company’s EBITDA over the five most recently completed fiscal years.

The following chart sets forth the relationship between the calculated CAP of our PEO, the average CAP of our other NEOs, and the Company’s Net Income over the five most recently completed fiscal years.

The following chart compares the Company’s TSR over the last five completed fiscal years to that of the Peer Group over the same period.

The following
table
presents the
financial
performance measures that the Company considers to have been the most important in linking the CAP of our PEO and other NEOs for fiscal 2025 to Company performance. The CAP calculation is heavily influenced by the year-over-year change in values of unvested equity awards, and equity awards constitute the majority of our NEO’s compensation. As such, TSR performance has an outsized effect on CAP figures when compared to SCT totals.

TSR
EBITDA
Cash Flow from Operations

68	| 2025 Proxy Statement

Equity Compensation Plan Information

The following table provides certain information related to our 2024 Equity and Incentive Compensation Plan as of March 31, 2025 under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by securities holders	—	—	827,271

Equity compensation plans not approved by securities holders	—	—	—

TOTAL	—	—	827,271

Our 2024 Equity and Incentive Compensation Plan (the “2024 Plan”) was approved by our shareholders on August 15, 2024, at the 2024 annual meeting of shareholders (the “2024 Plan Effective Date”). As a result, and as previously disclosed, the remaining share capacity of our prior 2015 Equity and Incentive Compensation Plan (the “2015 Plan”) was forfeited and not rolled into the 2024 Plan’s share reserve, and no new awards were made under the 2015 Plan following the 2024 Plan Effective Date. As of June 30, 2025, there were 810,963 shares of common stock that remained available for future issuance under our 2024 Plan. Additionally, 39,037 and 149,849 shares of common stock were subject to outstanding awards under the 2024 Plan and the 2015 Plan, respectively, in each case calculated based on the target number of shares subject to outstanding equity awards. For additional context, there are no option rights or stock appreciation rights outstanding under the 2024 Plan or the 2015 Plan, and as such all shares subject to outstanding awards represent full value awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than 10% beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended March 31, 2025.

| 2025 Proxy Statement	69

Proposal 3:

Ratification of Grant Thornton LLP’s Appointment to Serve as our Independent Registered Public Accounting Firm for Fiscal 2026

The Audit Committee has approved Grant Thornton LLP (“GT”) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

We are asking our shareholders to ratify the appointment of GT as our independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged, retained and supervised by the Audit Committee. However, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Required Vote and Recommendation

The proposal to ratify the appointment of GT to serve as the Company’s independent registered public accounting firm for fiscal 2026 requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of GT unless you instruct otherwise on the proxy or unless you withhold authority to vote. For more information, see “General Voting and Meeting Information — Voting — Counting of Votes.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP’S APPOINTMENT TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026.

70	| 2025 Proxy Statement

Report of The Audit Committee

During fiscal 2025, the Audit Committee of the Board of Directors consisted of five independent directors: Anne Motsenbocker (Chair), Darron Ash, Terry Johnston, Robert Swartz, and Kent Sweezey. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met five times in fiscal 2025.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including engaging the independent auditors, pre-approving their annual audit plan, and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and held detailed discussions with management, including the executive leadership team and internal audit staff, on the Company’s consolidated financial statements and matters relating to the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of GT, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with GT, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with GT matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received from GT the written disclosures and letter required by applicable requirements of the PCAOB regarding GT’s communications with the Audit Committee concerning its independence and has discussed with GT its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (“Annual Report’) and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report filed with the SEC.

Anne Motsenbocker, Chair

Darron Ash

Terry Johnston

Robert Swartz

Kent Sweezey

| 2025 Proxy Statement	71

Other Audit Information

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed GT to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. In this role, GT audits the Company’s financial statements. Representatives from GT will attend the Annual Meeting and will be available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they wish.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value-added taxes) for professional services incurred by the Company for the audits of its fiscal 2025 financial statements and other fees billed to the Company by GT in fiscal 2025. In general, the Company retains GT for services that are related to or an extension of the Company’s annual audit.

	2025	2024
Audit Fees(1)	$2,207,393	$1,854,172

Audit Related Fees(2)	255,200	99,500

Total Audit Related Fees	2,462,593	1,953,672

Tax Fees	—	—

All Other Fees	—	—

TOTAL FEES	$2,462,593	$1,953,672

(1)	Represents fees for the audit of our annual financial statements, internal controls and review of our quarterly financial statements, consents and comfort letter.

(2)	Represents professional services provided in connection with the audit of annual financial statements for the Shell & Whitmore Reliability Solutions joint venture and due diligence services.

The Audit Committee pre-approved all the audit and non-audit fees described above for the year ended March 31, 2025, in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm before the firm is engaged. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services, and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and the permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

72	| 2025 Proxy Statement

Security Ownership of Directors and Certain Executive Officers

The following table sets forth as of June 30, 2025, ownership of Company common stock by (i) each director, (ii) each executive officer of the Company named in the “Summary Compensation Table” individually, and (iii) all directors and executive officers as a group. Percentages have been calculated based on the number of shares outstanding as of the Record Date. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Joseph B. Armes	67,741	*

Luke E. Alverson	15,309	*

Darron K. Ash	360	*

Michael R. Gambrell	25,418	*

Bobby Griffin	2,448	*

Terry L. Johnston	9,492	*

Linda A. Livingstone	12,418	*

Anne B. Motsenbocker	1,750	*

James E. Perry	25,991	*

Donal J. Sullivan	26,583	*

Robert M. Swartz	12,719	*

J. Kent Sweezey	9,661	*

Jeff A. Underwood	6,487	*

All directors and executive officers as a group (14 individuals)	219,617	1.3%

*	Less than 1%.

(1)

Beneficial ownership has been determined in accordance with SEC rules and, unless otherwise indicated in the footnotes, represents securities for which the beneficial owner has sole voting and investment power. The amount disclosed for each person or group also includes any securities that person or group has the right to acquire within 60 days pursuant to Company stock option and incentive plans, if applicable. The address of each individual is 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240.

| 2025 Proxy Statement	73

Security Ownership of Certain Beneficial Owners

The following shareholders are known to beneficially own more than 5% of the Company’s common stock. Except where noted in the footnotes below, the information is based on stock ownership reports on Schedule 13G filed with the SEC. Percentages have been calculated based on the number of shares outstanding as of the Record Date. We are not aware of any other shareholder holding 5% or more of the Company’s common stock.

In addition to the below, as of June 30, 2025, approximately 430,000 shares of our common stock, or 2.5% of our shares outstanding as of the Record Date, were held by The Principal Financial Group as trustee of the Company’s ESOP.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	2,514,932	(2)	15.1%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	1,823,228	(3)	10.9%

(1)	Beneficial ownership has been determined in accordance with SEC rules.

(2)	Based on a Schedule 13G/A filed with the SEC on October 7, 2024. The filing indicates sole voting power for 2,492,827 shares and sole dispositive power for 2,514,932 shares.

(3)

Based on a Schedule 13G/A filed with the SEC on October 4, 2024. The filing indicates shared voting power for 30,358 shares, sole dispositive power for 1,774,455 shares and shared dispositive power for 48,773 shares.

74	| 2025 Proxy Statement

General Voting and Meeting Information

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors of CSW Industrials, Inc. of proxies to be voted at the 2025 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held virtually on Thursday, August 28, 2025, at 12:30 p.m. Central Time, at: www.virtualshareholdermeeting.com/CSW2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 28, 2025

Pursuant to SEC rules, we are furnishing proxy materials, including this Proxy Statement and the Company’s Annual Report, to certain of our shareholders by providing access to these documents on the Internet instead of mailing printed copies. “Street name” shareholders, as defined below under “Voting—How to Vote,” will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) was mailed to most of our “street name” shareholders, which explains how to access and review the proxy materials and how you may submit your proxy electronically. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials by email did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This Proxy Statement and the Company’s Annual Report, are also available electronically at www.proxyvote.com.

To access and review the materials electronically:

1.	Have your Notice of Internet Availability, proxy card or voting instructions available.

2.	Go to www.proxyvote.com and input your 16-digit control number.

3.	Click the “2025 Proxy Statement” in the right column.

We encourage you to review all the important information contained in the proxy materials before voting. If you would like to attend the virtual Annual Meeting, instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CSW2025.

The proxy materials are being sent to shareholders on or about July 17, 2025.

Voting

Who May Vote and Number of Votes

If you are a shareholder of record at the close of business on July 10, 2025 (the “Record Date”), you may vote on the matters proposed in this Proxy Statement. For each matter raised at the Annual Meeting, you have one vote for each share you owned on the Record Date. At the close of business on the Record Date, 16,804,781 shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at our offices in Dallas, Texas during ordinary business hours for a period of 10 days prior to the Annual Meeting.

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain “routine” matters. The proposal to ratify the appointment of Grant Thornton LLP (Proposal 3) is considered a routine matter, so brokers may vote shares on this matter in their discretion if no

| 2025 Proxy Statement	75

General Voting and Meeting Information

Voting

voting instructions are received. However, the proposals for the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are NOT considered routine matters, so your broker will not have discretion to vote your shares if you do not provide voting instructions. This is referred to as a “broker non-vote.”

Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. We must have a quorum to conduct business at the Annual Meeting. You will be part of the quorum if you vote your shares in advance of the Annual Meeting. If you abstain from voting on a particular proposal, your shares will still be counted as present at the meeting for purposes of determining a quorum. Broker non-votes are also counted as present for purposes of determining a quorum.

Counting of Votes

The following table shows the proposals to be presented for a vote, the applicable voting requirements, and the Board’s recommendations.

Proposal	Vote Required to Pass	Voting Options	Board’s Recommendation	Effect of Abstentions and Broker Non-Votes
1. Elect eight directors to hold office until the 2026 annual meeting of shareholders	The affirmative vote of a majority of the votes cast in person or by proxy	FOR all nominees; WITHHOLD as to all nominees; FOR all nominees except for those specified, from whom you WITHHOLD your vote	FOR each nominee	No effect

2. Approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	No effect

3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	Abstentions will not have any effect. There should not be any broker non-votes, but if any, they will have no effect on the outcome.

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the individuals named on the enclosed proxy card intend to vote the shares represented thereby on such matters in accordance with their best judgment.

76	| 2025 Proxy Statement

General Voting and Meeting Information

Voting

How to Vote

If your shares are registered in the name of a brokerage firm, bank, or other nominee (i.e., in “street name”). You will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares, which will include a 16-digit control number that enables you to vote your shares.

If your shares are registered directly in your name. You can vote your shares in one of four ways: by proxy via the Internet; by proxy over the telephone; by proxy using a proxy card; or online during the virtual Annual Meeting. Even if you do not plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. For all voting methods, you will need your 16-digit control number.

•

Vote by Internet. You have the option to vote using the Internet at www.proxyvote.com. The on-screen instructions will direct you how to vote your shares. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 27, 2025. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

•

Vote by Telephone. You have the option to vote by telephone by calling 1.800.690.6903 toll-free from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 27, 2025. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

•

Vote by Mail. You may mark the proxy card, sign and date it, and return it in the envelope provided as soon as possible before the Annual Meeting. Your signed proxy card must be received before the Annual Meeting for your vote to be counted at the Annual Meeting.

•	Vote during the Annual Meeting. You may vote by online ballot during the virtual Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/CSW2025.

Participants in the Company’s ESOP. Under the terms of the ESOP, The Principal Financial Group, the ESOP trustee, votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares allocated to his or her account. If the trustee does not receive voting instructions from you by 11:59 p.m., Eastern Time, on August 25, 2025, your ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee. If your shares are held in the ESOP, you may not vote in person at the Annual Meeting.

Changing Your Vote

If you are a registered shareholder, you may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•	timely mailing in a revised proxy dated later than the prior submitted proxy;

•	timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•	timely casting a new vote by telephone or the Internet; or

•	voting by online ballot at the virtual Annual Meeting.

If you are a beneficial shareholder, please contact your bank, broker, or nominee for instructions on how to change your vote.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

| 2025 Proxy Statement	77

Other Information About this Solicitation

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board of Directors and will be conducted primarily by mail. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail, and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained D.F. King for certain advisory services and to aid in the solicitation of proxies, and will ask brokerage houses and other nominees, fiduciaries, and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay D.F. King a fee of $13,000 plus reimbursement for reasonable out-of-pocket expenses.

Shareholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one annual report and proxy statement to multiple shareholders sharing the same mailing address unless otherwise requested. This is referred to as “householding.” We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy of these materials in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling our Investor Relations department at 214.489.7113 or by writing to CSW Industrials, Inc., Attention: Investor Relations, 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, or other nominee to request information about householding.

Shareholder Proposals and Nominations

SEC rules provide that certain shareholder proposals may be eligible for inclusion in our 2026 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement we receive such proposals no later than March 19, 2026. We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary at the address below in advance of this deadline to discuss the proposal. The N&CG Committee reviews all shareholder proposals and makes recommendations to the Board for responsive action.

Alternatively, under the Company’s Bylaws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2026 annual meeting of shareholders, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our N&CG Committee), the shareholder must submit the proposal or nomination in writing at the address below between April 30, 2026, and May 30, 2026. However, if the 2026 annual meeting of shareholders is held more than 30 days before or more than 30 days after the anniversary of the 2025 Annual Meeting, the shareholder must submit any such proposal no later than the 90th calendar day prior to the 2026 annual meeting of shareholders or 10 days following the date on which the date of the 2026 annual meeting of shareholders is publicly announced. Any such submission must be made by a registered shareholder on the shareholder’s own behalf or on behalf of a beneficial owner of our common stock and must include detailed information specified in our Bylaws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2026 annual meeting of shareholders that do not meet these requirements.

78	| 2025 Proxy Statement

Other Information About this Solicitation

Shareholder Proposals and Nominations

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for the 2026 annual meeting of shareholders must provide notice that sets for the information required by Rule 14a-19 under the Exchange Act, and, pursuant to the Company’s Bylaws, such notice must be provided within the same time frame as any Rule 14a-8 proposal. If the shareholder does not comply with the requirements of the SEC, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s Bylaws are posted on our website at www.cswindustrials.com under “Investors — Corporate Governance.” To make a submission or to request a copy of the Company’s Bylaws at no charge, shareholders should contact our Corporate Secretary at the following address:

CSW Industrials, Inc.

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

Attention: Corporate Secretary

| 2025 Proxy Statement	79

Exhibit A

GAAP to Non-GAAP Reconciliations

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited)

	Fiscal Year Ended March 31,
(Amounts in thousands)	2025	2024	2023

GAAP Net Income attributable to CSW	$136,652	$101,648	$96,435

Plus: Income attributable to redeemable noncontrolling interest	832	891	139

GAAP Net Income	137,484	102,539	96,574

Adjusting items:

Interest Expense	269	12,723	13,197

Income Tax Expense	42,633	37,942	29,337

Depreciation & Amortization	42,223	38,289	34,957

EBITDA	222,608	191,492	174,067

Adjusting Items:

Reversal of Tax Indemnification Receivable	858	8,519	—

Acquisition Broker Fee	2,294	—	—

Fair value change in contingent consideration liability	2,100	—	—

Adjusted EBITDA	$227,860	$200,011	$174,067

RECONCILIATION OF NET INCOME AND EPS TO ADJUSTED NET INCOME AND EPS

(Amounts in thousands, except per share amounts)	Fiscal Year Ended March 31, 2025

GAAP Net Income attributable to CSW	$136,652

Adjusting items, net of tax:

Acquisition transaction fees	1,715

Uncertain tax position accrual release	(2,691)

Fair value change in contingent consideration liability	1,573

Adjusted Net income attributable to CSW	$137,249

GAAP Net Income attributable to CSW per diluted common share	$8.38

Adjusting Items, per dilutive common share:

Acquisition transaction fees	0.10

Uncertain tax position accrual release	(0.16)

Fair value change in contingent consideration liability	0.10

Adjusted Net Income attributable to CSW per diluted common share	$8.41

| 2025 Proxy Statement	A-1

CSW INDUSTRIALS, INC. 5420 LYNDON B. JOHNSON FREEWAY SUITE 500 DALLAS, TX 75240

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 27, 2025 for shares held directly and by 11:59 P.M. ET on August 25, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CSW2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 27, 2025 for shares held directly and by 11:59 P.M. ET on August 25, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75797-P35257        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CSW INDUSTRIALS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors.		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:
01) Joseph Armes 02) Darron Ash 03) Michael Gambrell 04) Bobby Griffin	05) Terry Johnston 06) Linda Livingstone 07) Anne Motsenbocker 08) Kent Sweezey

The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain

2. Approval, by non-binding vote, of executive compensation.						☐	☐	☐

3.  The ratification of Grant Thornton LLP to serve as independent registered public accounting firm for the fiscal year ending The ratification of Grant Thornton LLP to serve as independent registered public accounting firm for the fiscal year ending March 31, 2026.

						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V75798-P35257

CSW INDUSTRIALS, INC.

This proxy is solicited on behalf of the Board of Directors

Annual Meeting of Shareholders

August 28, 2025

The shareholders hereby appoint(s) Joseph Armes and Robert Swartz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CSW INDUSTRIALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/CSW2025 at 12:30 p.m., Central Time on August 28, 2025, and any adjournment or postponement thereof.

Participants holding shares in the CSW Industrials, Inc. ESOP: By marking, signing and dating this card or submitting your voting instruction by telephone or internet, you are instructing The Principal Financial Group, the ESOP trustee, to vote the shares of CSW Industrials, Inc. common stock allocated to the ESOP account as instructed. All voting instructions from ESOP plan participants must be received no later than 11:59 P.M. Eastern Time on August 25, 2025. If your instructions are not received by such time, the ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

Continued and to be signed on reverse side